                                                                  Exhibit 10.8

                                  AGREEMENT FOR

                   INTERSTATE BILLING AND COLLECTION SERVICES

                                     BETWEEN

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY

                                       AND

                    TELCO DEVELOPMENT GROUP OF DELAWARE, lNC.

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                                TABLE OF CONTENTS
                              ---------------------
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                                                                        Page
                                                                        ----
Section 1. Certain Defined Terms                                         1

Section 2. General Service Description                                   2

Section 3. Types of Calls Billed                                         4

Section 4. Late Payment Charge                                           5

Section 5. Settlements and Purchase of Rated Messages                    5

           (A) Adjustments                                               5

           (B) Payment of Purchase Price                                 7

           (C) Settlement Reports                                        8

Section 6. Assignment of Rated Messages                                  8

Section 7. Application of Taxes and Tax Associated Rate Elements         9

           (A) Billing of Taxes and Tax Associated Rate Elements         9

           (B) Filing of Tax Returns                                    10

           (C) Indemnity                                                10

           (D) Indemnity Procedures                                     11

           (E) General Tax Audit Requirements                           11

Section 8. Customer Service Procedures                                  12

           (A) Referral Process                                         12

           (B) Adjustment Process                                       12

           (C) Recourse of Disputed Charges                             13

Section 9. Collection Services                                          14

Section 10. Payment Procedures for Interstate Billing and Collection    15
            Services

Section 11. Deposits                                                    16



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                                                                        ----
Section 12. Audits                                                      16

            (A) Notice and Scope                                        16

            (B) Frequency                                               17

            (C) Expenses                                                17

            (D) Handling of Materials                                   17

            (E) Requests for Examination                                17

Section 13. Claims                                                      17

            (A) Notification of Disputed Amounts                        17

            (B) Payment of Disputed Amount                              18

            (C) Settlement of Claims                                    18

            (D) Claims Limitation                                       18

            (E) Retention of Supporting Data Concerning Claimed
                Amount                                                  19

Section 14. Limitation of Liability                                     19

Section 15. Termination                                                 19

Section 16. Indemnification                                             19

Section 17. Proprietary Information                                     19

Section 18. Amendments and Waivers                                      20

Section 19. Assignment                                                  20

Section 20. Notice and Demand                                           20

Section 21. Force Majeure                                               21

Section 22. Non-Exclusive Agreement                                     21

Section 23. EEO Clause                                                  21

Section 24. Non-Publicity                                               21

Section 25. Detariffing of Services                                     21


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                                                                        Page
                                                                        ----

Section 26. Merger Clause                                               22

Section 27. Headings                                                    22

Section 28. Independent Contractors                                     22

Section 29. Bank Errors                                                 22

Section 30. Performance                                                 22

Section 31. Third Party Beneficiaries                                   23

Section 32. Executed in Counterparts                                    23

Section 33. Severability                                                23

Section 34. Governing Law                                               23

Section 35. Most Favored Nation                                         23

Section 36. Changes in State Tariffs                                    23

Section 37. Dispute Resolution                                          23

Section 38. List of ICs and/or OSPs                                     24

Section 39. Use of IC Specifications                                    24

Section 40. Billing Modifications                                       24

Section 41. Term                                                        24

                  Exhibit A - Contract Order Form

                  Exhibit B - Inquiry Service

                  Exhibit C - Billing for Client 700/900 Service

                  Exhibit D - Rates and Charges

                  Exhibit F - Message Ready Bill Message Service


                                  AGREEMENT FOR

                   INTERSTATE BILLING AND COLLECTION SERVICES

                                     BETWEEN

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY

                                       AND

                    TELCO DEVELOPMENT GROUP OF DELAWARE, INC.


This Agreement is entered into between NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY ("NET"), a corporation incorporated under the laws of the State of New York with its principal place of business in Boston, Massachusetts, and TELCO DEVELOPMENT GROUP OF DELAWARE, INC. ("Client"), a corporation incorporated under the laws of the State of Delaware with its principal place of business in Chantilly, Virginia.

WHEREAS, Client is either an Interexchange Carrier (IC), or an Operator Service Provider (OSP) or is acting as a Clearing Agent for billing and collection purposes for certain ICs and/or OSPs;

WHEREAS, Client desires to purchase from NET, and NET desires to provide to Client, interstate and intrastate billing and collection services for Client End User Customers or, in the case of a Clearing Agent, for the end user customers of the ICs and/or the OSPs that the Client represents, who are also end user customers of NET;

WHEREAS, the terms and conditions governing NET's provision of intrastate billing and collection services are set forth in NET's applicable intrastate tariffs; and

WHEREAS, the parties desire to set forth the terms and conditions governing NET's provision of Interstate Billing and Collection Services.

NOW, THEREFORE, in consideration of the mutual benefits accruing to each party, the parties hereby covenant and agree as follows:

Section 1. Certain Defined Terms
           ---------------------

As used in this Agreement and in the attached Exhibits which form a part of this Agreement, and unless otherwise expressly indicated herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Adjustment" - A billing amount related to Client End User Customer charges
 ----------
which is added to or subtracted from the balance due from the Client End User Customer.

"Calling Card" - A calling card issued by NET on its own behalf or on behalf of
 ------------
an Interexchange Carrier.

"Carrier Identification Code (CIC)"- A numeric code which is currently used for
 ---------------------------------
customers who feature Feature Group B or Feature Group D Access Service.

"Centralized Message Data System ('CMDS')" - A system used to transfer exchange
 ----------------------------------------
message interface ("EMI") formatted billing data between the designated recording/rating company and NET.

"Client End User Customer" - A telephone user who makes Sent Paid, Operator
 ------------------------
Assisted, Calling Card, Directory Assistance, International or 700/900 Service calls routed by Client acting as an IC or an OSP or, in the event the Client is acting as a Clearing Agent, those telephone users who make any of the aforementioned call types using any of the ICs or OSPs represented by the Client.

"Directory Assistance" - A telephone call where IC or OSP support services
 --------------------
(either manual or mechanized) are provided to the end user at the end user's request in order to determine a telephone number.

"Holiday" - Includes New Year's Day, Independence Day, Labor Day, Thanksgiving
 -------
Day, Christmas Day, Veterans Day and the days when Washington's Birthday, Patriots' Day, Memorial Day and Columbus Day are legally observed in the Commonwealth of Massachusetts.

"Host Choice Company" - The local exchange carrier chosen by Client to receive
 -------------------
Client data and to process and distribute such data to NET via CMDS.

"International Calls" - A telephone call originating outside the area covered by
 -------------------
the North American Numbering Plan or originating in the United States
(including Hawaii and Alaska) and terminating in any other country except Canada, Mexico, and the Caribbean.

"Interstate Billing and Collection Services" - Billing and Collection Services,
 ------------------------------------------
as described herein, rendered in connection with Client End User Customer telephone calls other than (1) telephone calls both originating and terminating within the Commonwealth of Massachusetts; (2) telephone calls both originating and terminating within the State of Maine; and (3) telephone calls both originating and terminating within any other New England State in which a state regulatory authority has directed NET not to provide such Billing and Collection Services.

"New England States" - The states of Rhode Island, Vermont, Maine and New
 ------------------
Hampshire, and the Commonwealth of Massachusetts.

"Operator Assisted" - A telephone call where IC or OSP operator support services
 -----------------
(either manual or mechanized) are provided to the end user at the end user's request in order to complete the call.

"Rated Message" - A message which has been assembled and edited by Client (or
 -------------
the ICs and/or OSPs for which the Client is acting as agent) and to which Client (or the ICs and/or OSPs for which the Client is acting as agent) has applied its applicable rates and charges, as well as all applicable taxes as set forth in this Agreement.

"Sent Paid" - A telephone call where the charges are billed to the telephone
 ---------
number of the originating station.

"700/900 Service" - A call dialed using the special access codes of 700 or 900.
 ---------------
Section 2. General Service Description
           ---------------------------

NET shall provide Interstate Billing and Collection Services in accordance with the terms and conditions set forth in this Agreement, the Order Form attached hereto as Exhibit A and the other exhibits attached hereto. Additional details regarding NET's billing and collection services are set forth in the NYNEX Billing and Collections Operations Manual.

Client or the IC/OSP for whom the Client is acting as Clearing Agent shall record both domestic and international messages originating on its facilities. For the purpose of this Agreement, international traffic shall include only those telephone calls which originate outside the area covered by the North American Numbering Plan or which originate from the United States (including Hawaii and Alaska) and terminate in any other country except Canada, Mexico and the Caribbean. Client or the IC/OSP for whom the Client is acting as Clearing Agent shall assemble, edit and rate those messages which Client will deliver to NET pursuant to this Agreement. Such messages shall be processed by Client's Host Choice Company and delivered as Rated Messages to NET in EMI format, via CMDS or magnetic tape, or any other method as may be mutually agreed upon by the parties in writing.

Client shall not deliver to NET any Rated Messages which Client does not own. Notwithstanding the foregoing, in those instances where the Client is acting as a Clearing Agent for other ICs and/or OSPs, such Rated Messages may not be owned by the Client but may be owned by other ICs or OSPs. However, in these instances, Client represents that it is acting as the agent for the owning IC or OSP and has full authority to act on behalf of the IC or OSP principal and sell to NET the Rated Messages. In this event Client shall not deliver to NET any Rated Messages for which Client does not act as an IC or OSP agent. Further, Client shall not deliver any Rated Messages which Client or ICs and OSPs represented by Client acting as a Clearing Agent have previously billed to a Client End User Customer directly. Client shall deliver domestic Rated Messages to NET no later than 90 days, and international Rated Messages no later than 120 days, from the date that the Rated Messages were first recorded by Client or those ICs and OSPs for whom Client is acting as Clearing Agent, unless otherwise agreed to by NET in writing.

Within five (5) business days of its receipt of Rated Messages from Client, NET shall identify those Rated Messages which it accepts for billing and collection pursuant to this Agreement ("Accepted Rated Messages"), and those Rated Messages which are rejected pursuant to this Agreement and shall notify Client of such acceptance or rejection in writing within five (5) business days of receipt of such transmission.

Those Rated Messages not accepted in writing, unless accepted for billing and collection services pursuant to NET's applicable intrastate tariffs, shall be deemed rejected, and NET shall have no obligation to bill or collect said Rated Messages. NET may reject a Rated Message if the Rated Message fails any of the NET edits.

NET shall provide Client with Account Record Keeping which consists of the updating and retention of all information needed for the billing of Client End User Customers. NET shall also provide to Client the error resolution services and processing for Accepted Rated Messages failing the Account Record Keeping processing requirements.

NET will maintain a file of Accepted Rated Messages until such messages are included in the Client End User Customer's bill in accordance with NETs normal billing cycle.

NET shall prepare and mail bills to Client End User Customers and shall post bills as rendered to NET's accounts receivable in accordance with NET's procedures for its own services. An integrated bill will be rendered based on the standard bill format provided by NET, which will contain charge elements for both NET and Client. All charges will be considered owed to NET and will be reflected in one total balance due. NET reserves the right to change the standard bill format. NET shall advise Client of any substantive changes in the standard bill format 30 days prior to the enactment of any such change. When bill format changes will affect Client systems, NET will not enact any such change without notification to Client in writing six months prior to implementation.

                                       4
The Client corporate logo will be displayed on the Client pages of the Client End User Customer bill. "Client" shall be printed on each detail page, as well as on the sub-totaled line showing total Client charges. If Client provides more than one Carrier Identification Code (CIC) within one Billing and Collection Agreement, Client will have option to have a separate logo. If NET provides Billing and Collection Services under separate CIC, the bill for each CIC will be displayed on separate page of bill and be subtotaled separately.

NET will provide Client with Collection Services in accordance with the provisions of Section 9 hereof. NET shall also provide, at the Client's option as specified in Exhibit A, Inquiry Service in accordance with the provisions of Exhibit B attached hereto.

The Parties recognize that, despite the best efforts of both Parties, from time to time errors will occur in the billing and collection process. In such cases, the Parties agree to fully cooperate in joint efforts including exchange of data to minimize Client End User Customer billing disruptions as soon as possible. Each Party will bear its own costs incurred in connection with the above recovery activities. However, if either Party judges this procedure requires either Party over time to bear a disproportionate share of the costs, the Parties will mutually agree to an equitable sharing of costs.

Section 3. Types of Calls Billed
           ---------------------

For Client End User Customers who are also end user customers of NET, NET shall provide to Client Interstate Billing and Collection Services for the following types of calls:

         (a) Sent Paid;
         (b) Operator Assisted;
         (c) Calling Card;
         (d) Directory Assistance;
         (e) International; and
         (f) 700/900.

NET shall not be obligated to provide Interstate Billing and Collection Services for any of the foregoing call types until such time as Client provides to NET an acceptable test tape for the type of call to be billed, and has paid all applicable program development fees, if any.

NET shall have no obligation to bill for other charges associated with such calls, including but not limited to charges for merchandise, gift certificates, catalogs, political or charitable contributions, or other services or products, unless agreed to by NET in writing. Additional terms and conditions applicable to 700/900 calls are set forth in Exhibit C.

NET shall not be obligated to provide Interstate Billing and Collection Services for any other call type, including but not limited to cellular calls, unless agreed to by NET in writing. NET reserves the right to not bill for calls which are prohibited by applicable regulations, laws or tariffs, or which contain matter which, in the sole discretion of NET, implicitly or explicitly invites, describes, stimulates, excites, arouses, or otherwise refers to sexual conduct, or sexual innuendo. NET also reserves the right at any time to reject or refuse to bill for any calls if and when directed to do so by a regulatory authority or if the billing of such calls would, in the sole discretion of NET, adversely impact the image and reputation of NET. NET will notify Client in writing of any condition that results in its refusing to bill calls for the above stated reasons. If Client is unable to cure the problem within 60 days from receipt of NET's written notice, NET reserves the right to terminate billing for such calls. The standards NET applies in deciding whether to bill pursuant to this Section shall be applied to all Clients for whom NET provides billing and collection services and shall be applied consistent with its obligations under Section 30 of this Agreement.

Upon request from Client, NET will consider providing billing and collection services for new telecommunications services, including non-regulated or non-tariffed telecommunications services.

Section 4. Late Payment Charge
           -------------------

Client or the ICs/OSPs for whom the Client is acting as Clearing Agent shall notify Client End User Customers that amounts payable to NET may be subject to a late payment charge on all outstanding amounts which remain unpaid at the time the next NET bill is rendered, or at such other time of imposition as may be determined by NET. Inclusion of such notice in Client's tariffs or the tariffs of the ICs/OSPs for whom the Client is acting as a Cleating Agent will constitute adequate notice under this Section. Any such late payment charges paid by Client End User Customers are the property of NET. Client shall indemnify and hold harmless NET from and against any loss, cost, claim, liability, damage and expense (including attorney's fees) relating to or arising out of Client's failure or the failure of the ICs/OSPs for whom the Client is acting as a Clearing Agent to include and maintain such notice of late payment charges in its tariffs.

Section 5. Settlements and Purchase of Rated Messages
           ------------------------------------------

To facilitate its provision of Interstate Billing and Collection Services, NET shall purchase Accepted Rated Messages, including the associated Client accounts receivable. In the event that NET agrees to provide Billing and Collection Services to Client under an additional Carrier Identification Code, a separate Settlements and Purchase of Rated Messages process shall apply for each additional Carrier Identification Code provided.

The purchase price ("Purchase Price") to be paid by NET for the Accepted Rated Messages shall equal the dollar amount of the Accepted Rated Messages ("Face Amount of the Accepted Rated Messages") on a per transmission basis, plus or minus the adjustments set forth below.

(A) Adjustments
    -----------

    The following adjustments shall be made to the Face Amount of the Accepted Rated Messages to determine the Purchase Price:

    (1)  Miscellaneous Adjustments
         -------------------------

         (a) On a monthly basis, the Face Amount of the Accepted Rated Messages shall be reduced by the amounts which NET removes from Client End User Customer balances pursuant to Sections 8(B) and (C) of this Agreement.

         (b) On a monthly basis, the Face Amount of the Accepted Rated Messages shall be reduced by amounts which NET is unable to bill to Client End User Customers as a result of NET's inability to identify or locate Client End User Customers.

         (c) On a monthly basis, the Face Amount of the Accepted Rated Messages shall be adjusted for errors made by Client or NET in prior billing periods.

                                       6
        (d) On a monthly basis, the Face Amount of the Accepted Rated Messages shall be adjusted for additions or subtractions, other than late payment charges provided for in Section 4, to Client End User Customer balances due for Client services billed in prior periods.

(2)     Uncollectible Adjustments
        -------------------------

        The Face Amount of the Accepted Rated-Messages, plus or minus the miscellaneous adjustments set forth in Section 5(A)(l) ("Net Adjusted Amount"), shall be reduced by an amount (the "Factored Uncollectible Amount") to compensate for the anticipated revenue loss due to the failure of Client End User Customers to pay NET. NET shall determine the Factored Uncollectible Amount by multiplying the Net Adjusted Amount by Client's uncollectible factor ("Uncollectible Factor") as determined below rounded up to the nearest l/l000th.

        NET shall determine an Uncollectible Factor for Client in the following manner:

        (i) Based upon its records for the three (3) month period prior to the execution of this Agreement, NET shall determine the amount billed, including taxes, by NET to Client End User Customers on final bills which, after standard collection efforts, are accounted for as realized uncollectibles (the "Realized Uncollectible Amount"). The Realized Uncollectible Amount shall be adjusted for payments received by NET during said three (3) month period for outstanding final bills that predate that period and for deposits held by NET for service provided to the Client End User Customer where final bills have been rendered.

        (ii) To derive the uncollectible factor, the Realized Uncollectible Amount shall be divided by the revenues from the three (3) month period in which the Realized Uncollectible Amount was originally billed to the end user. These revenues will include the face amount of the Accepted Rated Messages plus billed taxes and plus or minus those miscellaneous adjustments stated in Section 5(A)(1).

        (iii) The Uncollectible Factor, once determined, shall be used for the ensuing three (3) month period, at which time a new Uncollectible Factor shall be computed and used for the succeeding three (3) month period.

        (iv) In the event that NET has not provided Billing and Collections Services to Client during the three month period prior to execution of this agreement, NET shall apply an initial Uncollectible Factor of twelve percent (12%).

        (v)   In the event the term of this Agreement is for two (2) or three
              (3) years, after the first year of the Agreement, NET will determine the Factored Uncollectible Amount by utilizing a Fixed Uncollectible Factor from a range of minimum and maximum Uncollectible Factors to be agreed upon by the parties. The parties will also negotiate a new true-up adjustment process and procedures for renegotiating the Fixed Uncollectible Factor and the minimum and maximum Uncollectible Factors in the event of governmental, regulatory or judicial action that causes a change in NET's rate of collection of Client's charges, together with such other terms and conditions as the parties may mutually agree upon.

                                       7
       (vi) In the event the parties cannot reach agreement upon new Uncollectible Factors and procedures as contemplated in subsection
            (v) above, then NET shall continue to determine a new Uncollectible Factor every three months in accordance with the methodology specified in subsection (ii) above and the true-up procedure described in subsection (3) following shall continue to apply.

(3)  True-Up Adjustment
     ----------------------

     In order to account for the difference between the Factored Uncollectible Amount and the Realized Uncollectible Amount for each three (3) month period, NET shall make a true-up adjustment as follows (the "True-Up Adjustment"):

     If the Factored Uncollectible Amount for any three (3) month period exceeds the Realized Uncollectible Amount for that same period, NET shall add the difference to the Purchase Price. If the Factored Uncollectible Amount for any three (3) month period is less than the Realized Uncollectible Amount for that same period, NET shall subtract the difference from the Purchase Price.

     After each true-up period as described above, the True-Up Adjustment, either reducing or increasing the Purchase Price, will be made in the month or months following the month that said True-Up Adjustment is calculated.

     If NET ceases to render billing and collection services to Client for any reason, NET shall make a final True-Up Adjustment to cover the period from any prior True-Up Adjustment, as follows:

        (a) If the Factored Uncollectible Amount for the final true-up period exceeds the Realized Uncollectible Amount for the final true-up period, NET shall, within twelve (12) months of said cessation, pay to Client an amount equal to said excess; or

        (b) If the Factored Uncollectible Amount for the final billing period is less than the Realized Uncollectible Amount for the final billing period, Client shall, within twelve (12) months of said cessation, pay to NET an amount equal to said difference.

(B) Payment of Purchase Price
    ----------------------------

    (1) Except as provided below, NET shall pay to Client the Purchase Price, computed in accordance with Section 5(A), no later than fifty-eight (58) days from the date the Accepted Rated Messages are accepted by NET (the "NET Payment Date") pursuant to Section 2 of this Agreement. Upon written request from Client, NET shall advance the payment of the Purchase Price up to thirty (30) days from the date the Accepted Rated Messages are accepted by NET. In return, NET shall charge Client .0005 per day, simple interest, or the maximum interest rate allowed by law, whichever is lower, for the number of days advanced times the Purchase Price due Client (the "Discount"). NET shall pay Client the Purchase Price, less the Discount. It is contemplated that payments made hereunder may not include any applicable True-Up Adjustment, which shall be made at the appropriate subsequent date.

        Payment will result in immediately available funds on the NET Payment Date. If the NET Payment Date falls on a Sunday or on a Holiday which is observed on a Monday, the NET

        Payment Date shall be the first non-Holiday day following such Sunday or Holiday. If the NET Payment Date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday or Friday, the NET Payment Date shall be the last non-Holiday day preceding such Saturday or Holiday.

    (2) If Client does not receive any portion of the Purchase Price by the NET Payment Date, or if any portion of the Purchase Price is received by Client in funds which are not immediately available to Client, then NET shall pay to Client a late payment penalty. The late payment penalty shall be the portion of the Purchase Price not received by the NET Payment Date times a late factor. The late factor shall be the lesser of:

        (a) the highest interest rate (in decimal value) as of the NET Payment Date which may be levied by law for commercial transactions in the Commonwealth of Massachusetts, with interest compounded daily for the number of days from the NET Payment Date to and including the date that NET actually makes the payment to Client; or

        (b) .0005 per day, simple interest for the number of days from the NET Payment Date to and including the date that NET actually makes the payment to Client.

        Any late payment penalty shall be included with the next NET payment to Client.

    (3) NET will conduct an annual lead-lag study during the fourth (4th) quarter of each calendar year during the term of this Agreement to measure end user customer payment behavior. The results will be used to set the Payment Date for the following year. Client shall have the right to review the lead-lag data and methodology used by NET and should such review reveal an error in determination of the Payment Date, the Payment Date shall be changed to reflect the corrected lead-lag study results.

(C) Settlement Reports
    --------------------

    For each transmission received from Client, NET shall provide Client with a report indicating the total number of messages received in the transmission and the dollar amount of those messages, the number of rejected messages and their dollar amount, and the number of Accepted Rated Messages and their dollar amount. For each transmission, NET shall also provide an Accounts Receivable Settlement Statement providing all information necessary for calculating the Purchase Price due to Client.

    On a monthly basis, by the eighth business day of the month following the month under report, NET will deliver, without charge, to Client a Revenue Journal report displaying billed revenue, taxes, adjustments and surcharges.

Section 6. Assignment of Rated Messages
           --------------------------------

Client represents and warrants to NET that each and every Rated Message which it shall deliver to NET under this Agreement is either owned by Client or that Client is authorized to deliver such Rated Messages to NET acting in its capacity as agent for the principal IC or OSP. Further, Client represents and warrants that to the best of its knowledge the IC and/or OSP for whom it is acting as agent owns the Rated Messages delivered to the Client. Notwithstanding the foregoing, Client represents and warrants that each Rated Message delivered to NET shall be delivered free and clear of any and all liens or claims by any third party, and that at the time of delivery of such Rated Message to NET, such Rated Message has not been assigned, pledged, transferred, sold, exchanged, or otherwise conveyed or encumbered. Upon the request of NET, Client shall provide reasonable written assurance to NET of the foregoing. Any such conveyance or encumbrance shall be null and void and any breach by Client of its representation and warranty as set forth herein shall subject Client to all liabilities, expenses, and costs, including reasonable attorneys' fees, expended and incurred by NET in pursuing exclusive ownership of Rated Messages.

Section 7. Application of Taxes and Tax-Associated Rate Elements
           ---------------------------------------------------------

(A) Billing of Taxes and Tax-Associated Rate Elements
    ----------------------------------------------------

    (1) NET agrees on behalf of Client to charge certain taxes as hereinafter provided. Regardless of whether taxes are computed by NET or Client or those ICs and/or OSPs for whom Client is acting as Clearing Agent, Client is solely responsible for the determination of the appropriate federal, state and local taxes and tax-associated rate elements, including sales taxes, federal excise taxes and other taxes imposed on Client End User Customers ("End User Taxes").

        With respect to End User Taxes, NET shall compute the federal excise taxes and sales taxes applicable in the New England States to Client's services. Transmission tapes provided to NET by Client shall not include a calculation of federal excise taxes or state sales taxes, but Client shall provide sufficient information to NET to enable NET to compute and charge the applicable state sales taxes and federal excise taxes. All other End User Taxes and any other applicable taxes and tax-associated rate elements shall be computed by Client. Each End User Tax computed by Client shall be stated separately from, and not included in, the Rated Messages and all other taxes computed by Client shall be included as part of the Rated Messages delivered to NET.

        With respect to the federal excise tax, Client hereby directs NET (i) to treat as exempt from the federal excise tax those Client End User Customers who have furnished NET federal excise tax exemption certificates in connection with their purchase of service from NET; and
        (ii) to compute and charge the applicable federal excise tax to non-exempt Client End User Customers.

        With respect to telephone calls originating in the New England States, Client hereby further directs NET (i) to treat as exempt from the applicable state sales tax those Client End User Customers who have furnished NET sales tax exemption certificates in connection with their purchases of service from NET; and (ii) to compute and charge the applicable state sales tax to non-exempt Client End User Customers. NET shall not treat a Client End User Customer as exempt from federal excise tax or state sales tax for any periods prior to the actual receipt by NET of an exemption certificate.

        In accordance with the procedures outlined in the Billing Modification Request section of the NYNEX Billing and Collection Operations Manual, Client shall advise NET in writing regarding the application of the state sales and federal excise tax to new services offered by Client and Client shall advise NET whenever any change in state or federal law requires a change in the computation or application of the federal excise or state sales tax to Client's services. Client hereby releases NET from any and all liability arising out of NET's compliance with Client's instructions and directions regarding the imposition, computation and collection of federal, state and local taxes imposed on Client End User Customers, including, but not limited to, Client's direction that NET treat as exempt from the federal excise tax and/or state sales tax, those Client End User Customers who have furnished NET federal excise tax and/or state sales tax exemption certificates in connection with their purchase of service from NET.

    (2) NET shall, at the time it pays the Purchase Price as provided for in
        Section 5(B) hereof, pay over to Client all sales taxes, federal excise taxes and other taxes imposed on Client End User Customers, which NET has billed to Client End User Customers on behalf of Client.

(B) Filing of Tax Returns
    ---------------------

    Client shall file all returns for all federal, state and local taxes, including sales taxes, federal excise taxes and other taxes imposed on Client End User Customers, or with respect to Client services and shall pay or remit to the respective taxing authorities all such taxes.

(C) Indemnity
    ------------

    (1) Client agrees to indemnify and hold NET harmless from and against any liability or loss resulting from any federal, state or local taxes, including sales taxes, federal excise taxes and other taxes imposed on Client End User Customers, and including penalty, interest, additions to tax, surcharges or other charges or expenses including reasonable attorney's fees, payable or incurred by NET, as a result of

        (a) the delay or failure of Client to pay any federal, state or local taxes, including sales taxes, federal excise taxes and other taxes imposed on Client End User Customers, or file any return or other information as required by law or this Agreement; or

        (b) NET's compliance with this Agreement, or any determination by, direction by, or advice of Client, or NET's use of information provided by Client in performing any tax-related service hereunder; or

        (c) any tax audit, investigation, or assessment by any governmental unit or agency with respect to Client services billed by NET in accordance with this Agreement. In this regard, if any federal, state or local jurisdiction determines that any tax, including but not limited to State Gross Earnings Tax, State Gross Income Tax, City Utility Tax, and also including sales taxes, federal excise taxes and other taxes imposed on Client End User Customers (including interest, penalties and surcharges thereon) are due from NET on amounts collected by NET and remitted to Client in the form of NET's purchase of accounts receivable or Accepted Rated Messages pursuant to this Agreement, Client agrees to be liable for and indemnify NET against any such taxes, including any interest, penalties and surcharges. The indemnity payable hereunder shall be payable in all events and without regard to any determination that NET is the party obligated to collect and remit such tax or other taxes or file the tax returns.

    (2) NET agrees to indemnify and hold harmless Client from and against any liability or loss resulting from any penalties, interest, additions to tax, surcharges or other charges or expenses incurred by Client as a result of:

        (a) the willful or gross negligent failure of NET to compute and charge taxes in accordance with Section 7(A) of the Agreement; or

        (b) the willful or gross negligent failure of NET to provide the tax information included in the Settlement Reports provided for under
            Section 5(C) of the Agreement.

(D) Indemnity Procedures
    --------------------

    (1) In the event NET becomes aware that any taxing jurisdiction is auditing the Agreement or the services and activities performed pursuant thereto, NET shall so notify Client as soon as practicable and periodically advise Client of the status of such audit. In the event that any taxing jurisdiction asserts against NET any- claim for which indemnity by Client may be required under paragraph 7(C)(1) of this Section ("Claim"), NET shall so notify Client in writing as soon as practicable. If Client disagrees with said Claim, Client shall, within ten (10) days after written notice of such Claim by NET, direct NET in writing to protest, appeal or contest the asserted Claim; provided, however, in the event NET is required under the law of the taxing jurisdiction to pay all or any portion of the asserted Claim prior to protesting, appealing or contesting said Claim, including interest and penalties thereon, Client shall pay said amount to NET prior to NET's filing of said protest, appeal or contest. In the event NET refuses to protest, appeal or contest any Claim after direction by Client to do so, Client shall not indemnify NET for said Claim, and NET shall be responsible for all amounts due pursuant to the Claim, including interest and penalties thereon and all other related costs. NET shall keep Client advised of the status of any such proceeding, and shall solicit Client's views on matters of litigation strategy, including the selection of counsel. Notwithstanding the foregoing, however, NET shall retain control over the progress and disposition of any such protest, appeal, contest, litigation and proceeding, including the selection of counsel, and shall pursue same with due diligence and good faith. In any event, NET shall obtain Client's written consent prior to settling any Claim.

    (2) In the event NET pays all or any portion of the Claim, and/or incurs costs incident to contesting such Claim, NET shall, from time to time, bill Client for all or any portion of such payments, including interest, penalties and attorney fees. Client shall pay the entire amount billed in immediately available funds within thirty (30) days of the date such bill was rendered by NET.

(E) General Tax Audit Requirements
    ------------------------------

    (1) If a governmental authority conducting an audit of Client seeks access to tax records in the possession of NET,

        (a) NET shall promptly notify Client; and

        (b) to the extent permitted by law, NET shall cooperate in any effort by Client to object to the production of such records and/or seek protective arrangements with respect to such records.

    (2) When any governmental authority conducts an audit of NET with respect to taxes for which Client might be required to reimburse NET,

        (a) NET shall promptly notify Client of any audit matters that arise which might affect Client; and

        (b) NET shall seek Client's advice in dealing with audit matters that might affect Client and shall keep Client fully informed as to the status of such matters, however, NET will retain control of the audit.

    (3) Each Party shall bear its own expenses with respect to any audit.

Section 8. Customer Service Procedures
           ------------------------------

(A) Referral Process
    -----------------

    (1) When a Client End User Customer requests direct contact with Client, NET shall refer that customer to an 800 number, which Client shall provide and maintain. If requested by the Client End User Customer, NET may also furnish such Client End User Customer with the following information:

                           CUSTOMER SERVICE
                           4219 Lafayette Center Drive
                           Chantilly, Virginia 22021 - 1209

    (2) Client shall notify NET of any changes with respect to the 800 number or to Client's address as provided above at least thirty (30) days prior to the effective date of any such change.

    (3) To facilitate communications between Client and NET Customer Service personnel, Client shall, at Client's cost and expense, provide NET with an 800 telephone number.

(B) Adjustment Process
    --------------------

    NET will adjust Client charges on a Client End User Customer bill at the direction of the Client. Client will pay NET $10.00 for each Adjustment processed. Where Client determines that an Adjustment to a Client End User Customer's bill is warranted, the following process shall apply.

    (1) Client shall promptly notify NET of any Adjustment to a Client End User Customer bill. Client shall transmit such Adjustments to NET via the LEC/IC memo as specified in the NYNEX Billing and Collections Operations Manual. NET reserves the right to return to Client any IC/LEC Memo submitted by Client to NET, which is illegible, requires clarification, contains errors or for other reasons which prohibit NET from processing such Memo. In situations where return of an IC/LEC Memo will adversely affect the Client End User Customer, oral communication may be used by Client and/or NET in order to provide a prompt resolution. NET agrees to use its best efforts to include all Adjustments received from Client in accordance with NET's normal bill cycle.

    (2) Client agrees not to submit for rebilling to NET those charges associated with any adjustment made pursuant to Section 8(B)(1) above except that Client may submit such Accepted Rated Messages for rebilling provided that Client has obtained the consent of the Client End User Customer to accept and pay for the rebilled amount, and Client so notifies NET in writing of such consent prior to any resubmission to NET. This notice to NET shall include the date of the contact and the name and telephone number of the consenting party. In the event the Client End User Customer still refuses to pay the rebilled amount, NET may adjust the charge off the Client End User Customer bill and recourse the disputed charge to Client in accordance with the recourse procedure set forth in Section 8(C) below.

                                       13
(C) Recourse of Disputed Charges
    ------------------------------

    In accordance with the procedures described in this subsection, NET may issue Initial or Final Recourse Memoranda for recourse amounts on live accounts or on final Client End User Customer bills prior to write-off by NET for Client charges billed by NET which a Client End User Customer disputes.

    (1) NET shall notify Client of the dispute via an IC/LEC Memo identifying the amount of the dispute and the Client End User Customer's name, address and billing telephone number, and accompanied by a record of all call details/usage involved, a statement describing the collection actions taken, if any, any correspondence with the Client End User Customer relating to the dispute, or other notes relating to the dispute, and the results of any wire check or premises visit or other investigation of the dispute. This IC/LEC Memo shall be conspicuously labeled as an "Initial Recourse Memorandum". If the disputed amount is more than $15,000, NET shall also send a copy of the Initial Recourse Memorandum to Mark Stodter. No disputed amounts shall be recoursed to Client until thirtv (30) days after Client's receipt of the Initial Recourse Memorandum. Additional recourse requirements are described below.

    (2) When Client sustains disputed amounts, Client shall provide documentation to NET to support the charges. In evaluating whether charges have been adequately supported, NET shall apply the same standards that it applies to the support for its position on disputes concerning its own local and/or intraLATA charges. Charges that have been adequately supported shall not be recoursed by NET to Client, unless the Client End User Customer subsequently notifies NET that the Client End User Customer continues to dispute the charges. In instances where NET agrees that disputed Client charges are sustained and the Client End User Customer continues to dispute the charges, but NET declines to deny service consistent with NET treatment policy:

        (i) Following exhaustion of normal treatment and collection practices, as applicable and not less than thirty (30) days after Client's receipt of the Initial Recourse Memorandum concerning the dispute, NET may recourse the disputed amount unilaterally if it is $15,000 or less, after following the procedures set forth in this Section. If the disputed amount is over $15,000, NET shall follow the procedures set forth in subsection (3) below before recoursing the disputed amount.

        (ii) NET shall advise the Client End User Customer in writing that (I) the disputed amount will be removed from the bill, (2) Client has not forgiven the charge, and (3) Client may independently pursue collection remedies. NET may then recourse the disputed amount by preparing and forwarding to Client an adjustment via an IC/LEC Memorandum identifying the amount of the adjustment, the Client End User Customer's name, address, and billing telephone number, the date of the Initial Recourse Memorandum sent to Client about the dispute, and any communication with the Client End User Customer or investigation by NET concerning the dispute since the Initial Recourse Memorandum. This IC/LEC Memo shall be conspicuously labeled as a "Final Recourse Memorandum." If the disputed amount is more than $15,000, NET shall also send a copy of the Final Recourse Memorandum to Mark Stodter.

    (3) In addition to complying with the requirements set forth in subsection
        (2) above, where a disputed amount is over $15,000, NET shall perform the following activities, and shall discuss the results of such activities with Client prior to recoursing the disputed amount to Client.

        (i) Involve appropriate Client managers in the collection effort; and

        (ii) In cases involving alleged fraud, NET shall cooperate with any investigation by Client security organization if Client has contracted with NET to obtain Billing Analysis Services from NET.

        After these activities have been completed, and not less than thirty
        (30) days after Client's receipt of the Initial Recourse Memorandum concerning the dispute, NET may recourse these disputed amounts and shall notify the Client End User Customer in writing that (1) the disputed amount will be removed from the bill, (2) Client has not forgiven the charge, and (3) Client may independently pursue collection remedies.

        NET shall prepare and forward to Client an IC/LEC Memo containing the information and associated documentation set forth in subsection (2) above. This Memo shall be conspicuously labeled as a "Final Recourse Memorandum".

    (4) Notwithstanding any of the foregoing provisions, prior to any recourse, appropriate levels of NET's management shall review and approve recourse of charges to Client in accordance with existing NET authorization levels and the provisions of this Section.

    (5) In no event shall NET recourse any disputed amount unless it provides to Client with the Final Recourse Memorandum the record of all call details/usage that were removed from the Client End User Customer bill involved if different from that provided with the Initial Recourse Memorandum.

    (6) At the time when an account is written off as final uncollectible bad debt, all charges associated with Client 900 services billed by NET shall be recoursed to Client and NET shall provide Client with the information specified in subsection (2) above.

Section 9. Collection Services
           -------------------

    NET shall process bills to Client End User Customers and apply payments and adjustments to the aggregate amount due NET on the NET bill. NET shall not apply Client End User Customer payments to specific portions of the NET bill as may be directed by any such Client End User Customer (e.g., a direction that the entire amount paid be allocated to the local exchange service portion of the bill), except where mandated by regulatory authorities. Partial payments shall be apportioned in accordance with NET's existing procedures.

    NET shall provide collection services pursuant to this Agreement in a manner consistent with the procedures applied by NET on its own behalf and in accordance with applicable regulatory requirements, including but not limited to notification and customer billing requirements. NET will pursue collections as single amounts due to NET unless prohibited by regulatory requirements.

    Collection services include, but are not limited to, the preparation and mailing of account status notices to Client End User Customers with outstanding balance due amounts. NET shall provide Client with a copy of its collection procedures that are in effect as of the date of this Agreement. Any significant changes to the NET collection procedures shall be communicated to Client at least three (3) months prior to implementation except as otherwise directed by regulatory agencies.

In cases where treatment and collection action fails to produce payment of outstanding amounts, NET may provide denial of local service, restricting Client End User Customer access to the network, or a portion of the network, dependent upon regulatory requirements or network limitations.

In those instances where there is termination of service, NET will render a final bill to the Client End User Customer for total charges due and pursue collection of the final charges. The decision to refer to an outside collection agency will be made in accordance with NET's collection procedures. Amounts collected by NET or its agent following declaration of final bad debt on a Client End User Customer account shall be shared between NET and Client based on the apportionment of NET and Client revenues. Amounts not collected by NET or its agent following declaration of final bad debt on a Client End User Customer account shall be shared between NET and Client based on the apportionment of NET and Client revenues.

Section 10. Payment Procedures for Interstate Billing and Collection Services
            -----------------------------------------------------------------

NET will bill Client for its Billing and Collection Services on a monthly basis. The billing and collection billing schedule will be provided to Client by NET. Client will be notified by NET at least sixty (60) days prior to a billing schedule change. In the event that NET agrees to provide Billing and Collection Services to Client under an additional Carrier Identification Code, a separate bill will be rendered for each additional Carrier Identification Code.

In order to calculate Client's money payment, NET will apply the rates and charges detailed in Exhibit D to Client's monthly message and bill volumes. Client shall pay the stated rates and charges by the same date of the following month as the billing date so designated on the bill sent by NET to Client (the "Client Payment Date") unless the bill is received by Client less than twenty
(20) days prior to that date, in which event the Client Payment Date shall be no less than twenty (20) days after Client's receipt of the bill. Any payment to NET from Client must be accompanied by an indication of the NET invoice number being paid.

Payment to NET by Client must result in immediately available funds on the Client Payment Date. If the Client Payment Date falls on a Sunday or on a Holiday which is observed on a Monday, the Client Payment Date shall be the first non-Holiday day following such Sunday or Holiday. If the Client Payment Date falls on a Saturday or on a Holiday which is observed on a Tuesday, Wednesday, Thursday or Friday, the Client Payment Date shall be the last non-Holiday day preceding such Saturday or Holiday.

If any portion of the payment due from Client for Interstate Billing and Collection Services is not received by the Client Payment Date or if any portion of the payment is received by NET in funds which are not immediately available to NET, then a late payment penalty shall be due NET. The late payment penalty shall be the portion of the payment due to NET for Interstate Billing and Collection Services not received by the Client Payment Date times a late factor. The late factor shall be the lesser of:

        (a) the highest interest rate (in decimal value), as of the Client Payment Date which may be levied under the applicable law for commercial transactions within the Commonwealth of Massachusetts, with interest compounded daily for the number of days from the

            Client Payment Date to and including the date that Client actually makes the payment to NET; or

        (b) .0005 per day, simple interest for the number of days from the Client Payment Date to and including the date that Client actually makes the payment to NET.

Any late payment penalty shall be included with the next Client payment due to NET.

Section 11. Deposits
            ---------

In the event Client has not established credit with NET or does not pay the billing and collection charges on time, NET shall have the right to require a deposit from Client to guarantee payment. The deposit will not exceed the actual or estimated charges for providing Interstate Billing and Collection Service to Client for a three month period. Upon termination of service, NET will credit the amount of the deposit to the Client's account and any remaining credit balance will be refunded. At NET's option the deposit may be refunded or credited to Client's account prior to termination of service if the Client has promptly paid all billing and collection charges for a period of one year.

Client will receive interest on the deposit at the rate set forth in Section 10(a) or (b) above, whichever is lower. The rate will be compounded daily from the date the deposit is received to and including the date the deposit is credited to Client's account or is refunded by NET.

Section 12. Audits
            -------

(A) Notice and Scope
    -----------------


    (1) Upon forty-five (45) days prior written notice by Client to NET (or such shorter period as the parties may mutually agree upon), Client or its authorized representative shall have the right to commence an Audit (as defined in subsection (E)(3) below) during normal business hours of such source documents, systems, records and procedures which, under recognized accounting practices, contain information bearing upon (i) the amounts being billed to Client End User Customers by NET as part of its provision of Interstate Billing and Collection Services, and (ii) the charges to Client therefor, and the charges to Client for other services provided by NET pursuant to this Agreement.

    (2) The written notice of Audit shall identify the date upon which it is to commence, the location, the Client representatives that will conduct the Audit, the subject matter of the Audit, and the materials to be reviewed.

    (3) The written notice of Audit shall be directed to NET's representatives at the address set forth in Section 20 hereof, or to such other address as NET may from time to time stipulate.

    (4) NET may, within thirty (30) days of receipt of Client's notice of Audit, postpone commencement for a period not to exceed fifteen (15) days, which shall be set forth in writing by NET. NET shall also indicate the new date for commencement of an Audit.

    (5) Client's auditors will present a preliminary oral report of their findings to NET prior to their departure. Client will provide a confirming letter, within thirty (30) days of making its oral report, setting forth the results of the Audit. If the Audit shows an error, NET or Client, as appropriate, shall promptly correct such errors and file claims, as appropriate. Client shall not be entitled to commence another Audit on the same subject prior to submission of the letter confirming conclusion of the Audit, and in accordance with subsection (B) below.

(B) Frequency
    ---------

    Not more than one (1) Audit may be conducted in any twelve (12) month period during the term of this Agreement.

(C) Expenses
    --------

    Each party shall bear its own expenses in connection with the Audit. Special data extractions required by Client or its representatives to conduct an Audit will be paid for by Client. For purposes of this subsection, a "special data extraction" shall mean programming, clerical, and computer time required to create an output record (from existing data files) that cannot normally be created from software programs that are currently resident on the production program library. NET will provide Client with a working area for the Audit. Any other reasonable assistance requested by Client, such as programming, computer time, clerical assistance, telephones and copying, will, if possible, be provided by NET at Client's cost and expense.

(D) Handling of Materials
    ---------------------

    All documents and materials of NET reviewed by Client in the course of an Audit shall be deemed proprietary, and their use by Client shall be governed by Section 17 of this Agreement.

(E) Requests for Examination
    ------------------------

    (1) In addition to Audits, Client may request, from time to time, the opportunity to conduct an Examination (as defined in subsection (2), below ). NET will make reasonable efforts to accommodate requests for an Examination and to cooperate in the conduct of an Examination.

    (2) An "Examination" shall, for purposes of this subsection, constitute a reasonable inquiry on a single issue or a specific topic related to billing and collection services for a stated reason.

    (3) An "Audit" shall, for purposes of this Section, constitute a reasonable inquiry on more than one issue or specific topic related to billing and collection services.

    (4) Client shall have the right to request an Examination after the expiration of this Agreement. Said Examination shall be limited to the following topics: payments from NET to Client; NET's charges for billing and collection services; and any additional billing and collection reporting provided by NET to Client after the expiration of the Agreement.

Section 13. Claims
            ------

(A) Notification of Disputed Amounts
    --------------------------------

    If either Party disputes any portion of the amount due the other Party (as defined in Sections 5 and 10), the disputing Party shall notify the other Party in writing of the nature and basis of the dispute. Client may file a substantiated claim with NET for billing and collection charges; for revenue billed, collected and not remitted; and for revenue not billed. NET may file a substantiated claim with Client for billing and collection charges or for billed revenue.

(B) Payment of Disputed Amount
    --------------------------

    If the dispute is not resolved by the Payment Date, the disputing Party shall pay the undisputed portion of the amount due in accordance with the settlement terms defined in Sections 5 and 10 and advise the other Party in writing of its reasons for not paying the disputed amount. If the dispute arises after the amount due has been paid, the disputing Party shall file its claim in writing within the time period set forth in subsection (D) below.

(C) Settlement of Claims
    --------------------

    If the claim, in whole or in part, ultimately is resolved in favor of the disputing Party and the disputing Party has paid the full amount due the other Party, the Disputing Party shall be entitled to payment, with interest as specified below, from the other Party. If the claim, in whole or in part, ultimately is resolved against the disputing Party, and the disputing Party has not paid the full amount due the other Party, then the other Party shall be entitled to payment, with interest as specified below, from the Disputing Party. Interest on the claim settlement amount shall be in accordance with the following:

    (1) Interest on Client claims with respect to billing and collection charges shall be calculated using the actual Payment Date as set forth in
        Section 10. Interest on Client revenue claims for amounts billed and collected but not remitted by NET shall be calculated using the Payment Date as set forth in Section 5 preceding. The rate of interest to be used in both cases is as set forth in Sections 5 and 10.

    (2) Interest on revenue claims for amounts not billed by NET and not remitted and where access charges have been paid to NET by Client shall be calculated using the rate in accordance with Section 5 and the Payment Date set forth in Section 5. NET shall reimburse Client for fifty (50) percent of the interest amount calculated above.

    (3) Interest shall not apply on revenue claims for amounts not billed by NET and not remitted to Client and where access charges have not been paid to NET by Client.

    (4) Interest on NET claims with respect to billing and collection charges and revenue claims for amounts billed and remitted, where Client was at fault, shall be calculated as set forth in subsection (C)(1) above.

    Any payments due to a Party as a result of a claim resolution shall be remitted, with interest as defined above, no later than thirty-one (31) calendar days following resolution.

(D) Claims Limitation
    -----------------

    Any claim asserted by a Party under Section 13(A) shall be brought to the attention of the other Party in writing as soon as possible upon discovery thereof. Failure of the claiming Party to assert in writing to the other Party any such claim within two (2) years from the date on which the cause of the claim occurred shall be deemed a waiver of the right to assert that claim in any judicial or administrative proceeding and furthermore shall bar recovery under this Agreement.

(E) Retention of Supporting Data Concerning Claimed Amount
    -----------------------------------------------------

    Both Parties shall retain such detailed information as may reasonably be required for resolution of the claim amount during the pendency of the claim.

Section 14. Limitation of Liability
            -----------------------

Except as provided for in Section 6 (Assignment of Rated Messages) and 7 (Application of Taxes and Tax-Associated Rate Elements), neither party shall be liable to the other for any loss, cost, claim, injury, liability, or expense, including reasonable attorneys' fees, relating to or arising out of any ordinary negligent act or omission by a party. In no event shall either party be liable to the other for any indirect, special, incidental or consequential damages, including, but not limited to, loss of profits, income or revenue.

Section 15. Termination
            -----------

In the event of a default under or breach of any material term or condition of this Agreement, the nondefaulting party shall have the right to terminate this Agreement if the default or breach is not cured within sixty (60) days of the date that written notice of such default or breach is given by the non-defaulting party to the defaulting party. Either party shall also have an immediate right to terminate this Agreement in the event of the other Party's bankruptcy, liquidation, insolvency or receivership.

Section 16. Indemnification
            ----------------

Except as otherwise provided in this Agreement, each party (the "Indemnifying Party") will indemnify and hold harmless the other party ("Indemnified Party") from and against any loss, cost, claim, liability, damage and expense (including reasonable attorney's fees) to third parties, relating to or arising out of the negligence, negligent omission or misconduct by the Indemnifying Party, its employees, agents, or contractors in the performance of this Agreement. In addition, the Indemnifying Party will, to the extent of its negligence, negligent omission or misconduct, defend any action or suit brought by a third party against the Indemnified Party for any loss, cost, claim, liability, damage or expense relating to or arising out of negligence, negligent omission or misconduct by the Indemnifying Party, its employees, agents, or contractors, in the performance of this Agreement. The Indemnified Party will notify the Indemnifying Party promptly in writing of any written claims, lawsuits, or demands by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section, and, if requested by the Indemnifying Party, will tender the defense of such claim, lawsuit or demand. The parties will cooperate in every reasonable manner with the defense or settlement of such claim, demand, or lawsuit. The Indemnifying Party will not be liable under this paragraph for settlements by the Indemnified Party of any claim, demand, or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand, or lawsuit has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense.

Section 17. Proprietary Information
            -----------------------

    (1) Attached to this Agreement as Exhibit E and incorporated herein by reference is the parties' agreement with respect to proprietary information.

    (2) Neither party waives any rights it may have to assert before any regulatory or judicial forum, with jurisdiction over the subject matter, that a proposed or actual use of proprietary information is unlawful or in violation of this Agreement. For purposes of such claims, both parties submit to the personal jurisdiction of the federal and state courts of Massachusetts and service by mail of any summons and/or complaint at the addresses provided in Section 20 below shall be deemed sufficient service of process upon the served party. Should either party choose to assert a claim that a proposed use of proprietary information is unlawful or in violation of this Agreement in a judicial forum, the party asserting such a claim further agrees that such claim shall be brought only in the state or federal courts of Massachusetts and that party shall not commence any judicial proceedings outside Massachusetts even though personal jurisdiction over the other party may be proper in other jurisdictions.

Section 18. Amendments and Waivers
            -----------------------

In addition to the provisions of Exhibit D which specify procedures by which charges for services under this Agreement may be changed, no amendment or waiver of any provisions of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same shall be in writing and signed by a duly authorized representative on behalf of the party against whom such amendment, waiver or consent is claimed except as otherwise provided in Exhibit
D. In addition, no course of dealing or failure of any party to enforce strictly any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

Section 19. Assignment
            ----------

Any assignment by either party to any non-affiliated entity of any right, obligation or duty, in whole or in part, or of any other interest hereunder, without the written consent of the other party shall be void. All obligations and duties of any party under this Agreement shall be binding on all successors in interest and assigns of such party.

Section 20. Notice and Demand
            -----------------

Except as otherwise provided under this Agreement, any notices, demands, or requests made by either party to the other party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States mail via Certified Mail, return receipt requested, and addressed as follows:

         To: Telco Development Group of Delaware. Inc.
         ------------------------------------------------
         Mark Stodter
         4219 Lafayette Center Drive
         Chantilly, Virginia 22021-1209

         To New England Telephone and Telegraph Company:
         ------------------------------------------------------
         Client Account Manager
         NYNEX
         2nd Floor
         222 Bloomingdale Road
         White Plains NY 10605

If personal delivery is selected as the method of giving notice under this Section, a receipt of such delivery shall be obtained. The address to which such notices, demands, requests, elections, or other communications may be given by either party may be changed by written notice given by such party to the other party pursuant to this Section.

Section 21. Force Majeure
            --------------

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement to the extent that such failure or delay is caused by Acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers or other causes beyond the control of the Parity. If any force majeure condition occurs, the Park delayed or unable to perform shall give immediate notice to the other Party. During the pendency of the force majeure, the duties of the Parties under this Agreement affected by the force majeure condition shall be abated and shall resume without liability thereafter, except that in the event of a strike, NET's obligations under Section 30 of the Agreement shall remain in effect.

Section 22. Non-Exclusive Agreement
            ------------------------

This Agreement is non-exclusive. NET reserves the right to extend to others the services provided for herein.

Section 23. EEO Clause
            ----------

 Each party agrees and warrants that, in the performance of this Agreement, it will not discriminate or permit discrimination in employment against any person or group of persons on the grounds of sex, race, age, religion, national origin or handicap in any manner prohibited by the laws of the United States or any state or local government having jurisdiction.

Section 24. Non-Publicity
            --------------

Both NET and Client agree that neither will use the other's name in connection with promotional, advertising or other marketing material associated with this Agreement without the written permission of the other. The Parties acknowledge that this Agreement contains commercially confidential information which may be considered proprietary by either or both Parties, and agree to limit distribution of the Agreement to those individuals in their respective organizations with a need to know the contents of the Agreement. Neither party shall disclose any of the terms or conditions of this Agreement to any third party which is not affiliated with either party hereto, except as may be~required by law, regulation or order of any court or governmental agency, or pursuant to Exhibit E.

Section 25. Detariffing of Services
            -----------------------

NET shall provide interstate and intrastate Billing and Collection Services pursuant to the terms and conditions of this Agreement and any applicable intrastate tariffs. At such time as detariffing of NET's intrastate billing and collection services may take place in any intrastate jurisdiction in which NET provides billing and collection services, the parties agree that for such jurisdiction NET shall provide intrastate Billing and Collection Services to Client under the terms and conditions of this Agreement.

Section 26. Merger Clause
            -------------

This Agreement and all exhibits attached hereto constitute the entire Agreement and understanding between the parties and supersedes all prior understandings, oral or written agreements, representations, statements, negotiations, proposals and undertakings with respect to the subject matter hereof.

Section 27. Headings
            --------

The headings in this Agreement are for convenience and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretation of this Agreement.

Section 28. Independent Contractors
            -----------------------

Each party shall perform its obligations hereunder as an independent contractor and not as the agent, employee or servant of the other party. Neither party nor any person employed by such party shall be deemed the employee, agent or servant of the other party or entitled to any benefits available under the plans for such other Party's employees.

Each party has and hereby retains the right to exercise full control of and supervision over its own performance of the obligations under this Agreement and retains full control over the employment, direction, compensation, and discharge of all employees assisting in the performance of such obligations. Each party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes, and all other regulations governing such matters. Each party will be responsible for its own acts and those of its own subordinates, employees, agents, and subcontractors during the performance of that Party's obligations hereunder.

Section 29. Bank Errors
            ------------

Any late payment resulting from bank error will not be subject to the late payment charge, provided the sending Party (Party making payment) can verify that it was not at fault. Rather, the discrepancy will be resolved by the banks involved. It is the responsibility of the sending Party to notify the banks involved and coordinate resolution of the discrepancy.

Section 30. Performance
            -----------

NET shall maintain a performance level with respect to the Billing and Collecting services provided hereunder which is consistent with NET's own performance level in billing and collecting its own charges.

NET and Client shall cooperate with and assist each other in promptly identifying and correcting problems arising out of NET's provision of billing services to Client under this Agreement.

Section 31. Third Party Beneficiaries
            --------------------------

This Agreement shall not provide any person not a party to this Agreement with any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement.

Section 32. Executed in Counterparts
            --------------------------

This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same document.

Section 33. Severability
            ------------

If any provision of this Agreement shall for any reason be held invalid, unenforceable or void in any respect under the laws of the jurisdiction governing the entire Agreement, the remainder of the Agreement shall not be affected thereby and shall continue in full force and effect.

Section 34. Governing Law
            ----------------

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

Section 35. Most Favored Nation
            ---------------------

NET represents that all charges for the services described herein are the lowest rates currently being provided by NET to interexchange carriers. NET also represents that the other terms and conditions for the services described herein are not materially different from those currently being provided by NET to interexchange carriers. If, during the term of this Agreement, NET enters into a contract with any other interexchange carrier to provide the same services described herein at a lower rate, or on terms and conditions that are materially different than those set forth herein, NET will notify Client within fifteen
(15) business days and offer such rates, terms and conditions to Client as soon as practicable.

Section 36. Changes in State Tariffs
            ------------------------

In the event that, during the term of this Agreement, any state regulatory commission significantly changes any material term or condition, excluding rates and charges, of an intrastate tariff (such as bundling of Inquiry Service with Bill Rendering), which does not allow for implementation or continuation of billing and collection services as provided for herein, Client shall have the right to seek modification to this Agreement. This right must be exercised within sixty (60) business days of the date of the state regulatory commission final order. Any disputes concerning the significance of a change required by any state regulatory commission may be submitted for resolution under Dispute Resolution procedures described in Section 37 of this Agreement.

Section 37. Dispute Resolution
            -------------------

Where this Agreement specifically provides for Dispute Resolution of the issue, either Party may submit the issue for resolution to an Inter-Company Review Board ("the Board") consisting of two people (one representative from NET and one from Client) of at least Vice Presidential level, or their delegates. Unless otherwise agreed to by the Board, the Board may consider any written material or oral testimony submitted to it by either Party, which written material or oral testimony shall be submitted within twenty
(20) business days of a Party's notification that it desires resolution by the Board. Written material submitted shall be exchanged with the other Party, and each Party shall have a twenty (20) business day period to comment upon or reply to the other Party's written material or oral testimony. Within ten (10) business days following the expiration of the comment period, the Board shall state in writing to the Parties its resolution of the dispute.

Section 38. List of ICs and/or OSPs
            ------------------------

In the event that Client is acting as a Clearing Agent for other ICs and/or OSPs, upon demand, Client will provide NET with the names of those ICs and/or OSPs it represents for billing and collection service with respect to this Agreement.

Section 39. Use of Client Specifications
            ----------------------------

It is understood and agreed between the Parties that any specifications provided to NET by Client for use by NET in connection with NET's provision of billing and collection services to Client shall be treated as Client Proprietary Information, shall not be made available to third parties, and shall be implemented by NET only as expressly directed by Client, unless agreed to in writing by Client or as otherwise permitted under Exhibit E of this Agreement. Unless otherwise agreed to by the Parties, only those specifications which have been marked to indicate they are proprietary to Client shall be subject to this provision. Notwithstanding any provisions to the contrary within this Agreement, NET reserves the right to use programs and systems developed from the Client specifications to provide services to others, unless the Parties agree otherwise.

Section 40. Billing Modifications
            ---------------------

Client shall have the right to submit requests for modifications of NET's billing and collection services in accordance with the procedures outlined in the NYNEX Billing and Collection Operations Manual.

Section 41. Term
            -----

NET shall commence the provision of Message Ready Billing and Collection Service on a month-to-month basis. The effective date shall be the earliest of three (3) months from the signing of the Agreement; or forty-five (45) days after the first successful processing of a test tape; or upon receipt of the first accepted live tape from Client.

         IN WITNESS WHEREOF, the parties have executed this Agreement:




                 NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY

                 By: /s/ Brian R. Lane
                    ------------------

                 Name: Brian R. Lane
                      ---------------

                 Title: Vice President
                       ----------------

                 Date: 7/3l/95
                      -----------------



                 TELCO DEVELOPMENT GROUP OF DELAWARE, INC.

                 By: /s/ Bryan Rachlin
                     -------------------

                 Name: Bryan Rachlin
                      -----------------

                 Title: President
                       -------------

                 Date: 7/10/95
                      ---------------

                                    EXHIBIT A
                                    ---------
                               CONTRACT ORDER FORM
                               -------------------

1. Company Name, state of incorporation and principal place of business:
    Introduction (Page 1)

         Telco Development Group of Delaware, Inc.
         --------------------------------------------
         4219 Lafayette Center Drive
         --------------------------------------------
         Chantilly, Virginia 22021-1209
         --------------------------------------------

         --------------------------------------------
         Incorporated in Virginia
         --------------------------------------------


2. Inquiry Service:
         Exhibit B

         CIC:                                Additional CIC:
               -------------                                  ------------------

                  NYT      NET                       NYT              NET

         Yes
                  ----     -----                     -----            -----
         No         X        X
                  -----    -----                     -----            -----

3. Payment of Purchase Price:
     Section 5 (B)(1)

CIC:       457                               Additional CIC:
        ---------                                            -------------------


                  NYT      NET                        NYT              NET

Standard           X        X
                 -----    -----                      -----            -----

Expedited
                 -----    -----                      -----            -----

4. End User contact:
     Section 8 (A)(1)

         Mark Stodter
         -----------------------------------------
         Telco Development Group of Delaware, Inc.
         -----------------------------------------
         4219 Lafayette Center Drive
         -----------------------------------------
         Chantilly, Virginia 22021-1209
         -----------------------------------------

5. Contact for dispute/adjustment in excess of $15,000.00:
    Section 8 (C) and Exhibit B

         Mark Stodter
         -----------------------------------------
         Telco Development Group of Delaware, Inc.
         -----------------------------------------
         4219 Lafayette Center Drive
         -----------------------------------------
         Chantilly, Virginia 22021-1209
         -----------------------------------------

6. Notice and Demand:
         Section 20

         Mark Stodter
         ------------------------------------------
         Telco Development Group of Delaware, Inc.
         ------------------------------------------
         4219 Lafayette Center Drive
         ------------------------------------------
         Chantilly, Virginia 22021-1209
         ------------------------------------------

7. "Term desired, if available":

           NYT          NET


1 Year
         -------      -------
2 Years
         -------      -------
3 Years
         -------      -------


8. Rates and Charges:
         Exhibit D


                     CIC:     457             Additional CIC:
                          ----------                          ----------
                          NYT     NET                  NYT     NET

$.86 per bill
$.01 per message *         X       X

                         -----   -----                -----   -----

$.25 per message
$.01 per bill            -----   -----                -----   -----


* The $.01 per message charge applies only to those messages in excess of an average of 10 messages per bill.

                                    EXHIBIT B
                                    ---------

                                 INQUIRY SERVICE
                                 ---------------

When Client elects to have NET provide Inquiry Service, the following processes and procedures will be applied. These processes and procedures will superseded those detailed in Sections (8)(B) and (C) of the Agreement.

1. Inquiry and Adjustment Process
   ------------------------------

Upon inquiry from a Client End User Customer, NET shall respond in a manner consistent with the procedures applied by NET on its own behalf for a like or similar service and in accordance with appropriate regulatory requirements or directives, if any. Where NET does not sustain a charge as billed, the following adjustment process applies.

(A) Where available, NET will report each Adjustment via the mechanized LEC/IC memo. Where the Mechanized LEC/IC memo is unavailable, the following adjustment process applies.

(B) Without notification to Client, NET may reduce the Client End User Customer bill in the amount of ten ($10.00) dollars or less (excluding sales taxes, federal excise taxes and other taxes imposed on Client End User Customers, if any) per Client End User Customer account, per bill period, which NET determines should not be sustained upon application of appropriate inquiry/claim procedures.

(C) NET will notify Client of any reduction to a Client End User Customer bill in excess of ten ($10.00) dollars (excluding sales taxes, federal excise taxes and other taxes imposed on Client End User Customers, if any) per Client End User Customer account, per month, which NET determines should not be sustained upon application of appropriate inquiry/claim procedures.

(D) In addition to complying with the requirements set forth above, where an Adjustment amount is over $15,000, NET shall send an additional copy of the IC/LEC memo to Mark Stodter. Further, NET shall, before making such an Adjustment, perform the following activities:

        (i)  Involve appropriate Client managers in the collection effort; and

        (ii) In cases involving alleged fraud, NET shall cooperate Keith any investigation by Client security organization if Client has contracted with NET to obtain Billing Analysis Services from NET.

    After these activities have been completed, NET may adjust the Client End User Customer's bill and recourse the adjusted amount to the Client. At the Client's request, NET shall also notify the Client End User Customer in writing that (1) the disputed amount will be removed from the bill, (2) Client has not forgiven the charge, and (3) Client may independently pursue collection remedies.

(E) Adjustments shall be reviewed and approved by NET's management in accordance with existing NET procedures and authorization levels.

(F) At the time when an account is written off as final uncollectible bad debt, all charges associated with Client 900 services billed by NET shall be recoursed to Client and NET shall provide Client with this information as specified in this section.

2. Rebilling of Adjusted Charges
    ------------------------------

    (A) Client agrees not to submit for rebilling to NET those charges associated with any Adjustment made pursuant to Section 1(A)(B) and (C) above, except that Client may submit such Adjustments for rebilling if Client has obtained the consent of the Client End User Customer to accept and pay for the rebilled amount, and Client so notifies NET in writing of such consent prior to any resubmission to NET. This notice to NET shall include the date of the contact and the name and telephone number of the consenting party. Client shall also provide NET with any other information which supports the rebilling of the adjusted charges. Charges that have been rebilled shall not be adjusted off the Client End User Customer's bill by NET, unless the Client End User Customer continues to dispute the charges. In instances where NET rebills Client charges and the Client End User Customer continues to dispute the charges, but NET declines to deny service consistent with NET treatment policy, NET may, following exhaustion of normal treatment and collection practices, as applicable, adjust the disputed amount off the Client End User Customer bill in accordance with the adjustment process set forth in Section 1(A),(B) or (C) above, whichever may be applicable, and recourse the disputed amount to Client. Any charges that Client wishes NET to rebill shall be submitted to NET via the LEC/IC Memo in such format as specified in the NYNEX Billing and Collections Operations Manual. NET reserves the right to return to Client any Memo which is illegible, requires clarification, contains errors or for other reasons which prohibit NET from processing such Memo. In situations where return of an LEC/IC Memo will adversely affect the Client End User Customer, oral communication may be used by Client and/or NET in order to provide a prompt resolution.

(B) In no event shall Client attempt to rebill those adjustments referred to in
    Section 1(D) above through NET unless otherwise agreed to by NET in writing.

3. Inquiry Service Price
   ----------------------

(A) Based upon its records for the most recent six (6) month period prior to the execution of the Agreement, NET will determine the Inquiry Service Price using the process detailed in (B) following.

(B) In the event that NET has not provided Inquiry Service to the Client during the entire six (6) month period prior to the execution of this Agreement, NET shall charge the Client an initial Inquiry Service Price of $.02 per message billed for the Client. This rate will apply for the first six months of the contract. NET may change the Inquiry Service Price thereafter.

    In the event NET elects to change the Inquiry Service Price, the new rate will remain in effect for the following three (3) month period and may be changed every three (3) months thereafter, if necessary. NET will provide the Client with the information used to determine any change to the Inquiry Service Price. The minimum Inquiry Service Price will be $.01 per message. Client may, at any time without penalty, cancel Inquiry Service upon sixty
    (60) days prior written notice to NET. If, after cancellation of Inquiry Service, Client determines that it wishes to reorder Inquiry Service, Client will: (1) notify NET of its intention to have NET provide Inquiry Service no later than six months prior to the date such provision of service is to begin; and (2) pay the rate that it would have been charged if Client had not cancelled the service.

(C) In the event that NET agrees to provide Billing and Collection Services to Client under an additional Carrier Identification Code, a separate Inquiry Service Price will apply to each additional Carrier Identification Code and will be determined as detailed in (A) and (B) above.

                                    EXHIBIT C
                                   -----------

                      BILLING FOR CLIENT 700/900 SERVICE
                      ----------------------------------

    1. Subject to the terms and conditions of this Exhibit and the Agreement for Interstate Billing and Collection Services ("Agreement") of which this Exhibit forms a part, NET will provide Interstate Billing and Collection Services for Client's 700/900 Service or for the 700/900 Service of the ICs and/or OSPs represented by the Client acting as a Clearing Agent.

    2. NET requires that 700/900 Service message detail be in a format that clearly identifies such charges to the Client End User Customers. This identification should be in a form easily recognizable by end user customers, e.g., Sportsphone, Horoscope, etc.

    3. With regard to charges for 700/900 Service messages that are recoursed for the first-time by NET in accordance with Exhibit B, Client shall not attempt to rebill those charges through NET unless otherwise agreed to by NET.

    4. NET reserves the right to terminate its provision of Interstate Billing and Collection Services for Client's 700/900 Service calls (or the 700/900 Service calls of the ICs and/or OSPs represented by the Client acting as a Clearing Agent) upon sixty (60) days' written notice to Client if NET in its sole discretion determines that billing and collection for Client's 700/900 Service calls (or the 700/900 Service calls of the ICs and/or OSPs represented by the Client acting as a Clearing Agent) adversely impacts the reputation of NET or its public image and Client is unable to cure the problem within thirty (30) days from receipt of NET's written notice of its intent to terminate. In the event of such a termination, the Agreement shall continue in full force and effect with respect to the provision of Interstate Billing and Collection Services for Client's other calls. Notwithstanding anything to the contrary herein, NET shall have no right to terminate its provision of Interstate Billing and Collection Services for Client's 700/900 Service calls (or the 700/900 Service calls of the ICs and/or OSPs represented by the Client acting as a Clearing Agent) if such termination is prohibited by any legislative or regulatory rule, action, statute or order.

        Moreover, Client reserves the right to contest any NET 700/900 billing policy before any legislative or regulatory body or agency. In addition, Client reserves the right to propose changes to the policy set forth herein to NET at any time.

    5. Except as provided elsewhere in this Exhibit, NET will provide Interstate Billing and Collection Services for Client's 700/900 Service calls (or the 700/900 Service calls of ICs and/or OSPs represented by the Client acting as a Clearing Agent) in a manner which is consistent with the guidelines and procedures under which NET bills and collects its own charges for like or similar type calls.

    6. Client further agrees that as a condition of NET rendering billing services for 700/900 Service calls associated with group access bridging services (GABS) (e.g., any service which allows telephone users, for a fee, to call a publicized number to join an ongoing casual group conversation), Client will perform, or will require entities acting on its behalf to perform, the following:

              (a) With respect to GABS services offered to teens, a monitor will orally announce that five minutes have elapsed since the inception of the call and will make an oral announcement at five minute intervals thereafter.

        (b) As to all other GABS, an audible tone will be employed at ten minute intervals after the inception of the call.

        (c) In connection with GABS teen lines, Client will certify that moderators on its lines have been trained in facilitating group conversations and in recognizing and dealing with serious problems which often affect teenagers.

        (d) In connection with all advertising for GABS, each advertisement for each such service will clearly indicate the price for that service, both audibly and visually where applicable, including the charge for a nine minute call and each additional minute thereafter; and will follow Federal Communications Commission standards and National Network Guidelines governing advertising to audiences under twelve
            (12) years old for all its advertising to audiences under twenty-four (24) years of age.

        (e) An introductory message will be included on all lines that describe the type of GABS service, restates the cost for a nine minute call and each additional minute thereafter, and explains the time tone procedures where applicable.

        (f) The audio announcements for GABS advertisement broadcast during time spots considered to be within time frames that contain programming directed to children under twelve (12) years of age must be presented in language that can be understood by children and must advise children to obtain parental consent before calling.

        (g) Whenever technically feasible, Client will block access to its lines from any NET customer line upon the written request of the customer.

In the event of a conflict between any term and condition set forth in the Agreement and in this Exhibit, the terms of this Exhibit shall control, only to the extent of the actual conflict.

                                    EXHIBIT D
                                    ---------

                                RATES AND CHARGES
                                -----------------

NET's rates and charges for Interstate Billing and Collection Services are as follows:


(1) Price per Bill                                  $.86

(2) Price per Message Billed                        $.01 for each message in excess of an
                                                    average of 10 messages per bill

(3) Manual Adjustment Charge                        $10.00/1/

(4) Minimum Charges:



Length of Contract            Annual Minimum            Monthly Minimum
- -------------------           ------------------        --------------------
  *1 year                       $56,011.20                $4,667.60
  *2 years                      $42,008.40                $3,500.70
  *3 years                      $28,005.60                $2,333.80
  MONTHLY                                                 $2,333.80


Each of these charges are explained in further detail below.

A.  Application of Rates to Intrastate and Interstate Services
    ------------------------------------------------------------

    Provided that interstate messages comprise at least 75% of Client's message volume, the rates and charges set forth above will be used to determine the total amount due for both Intrastate and Interstate Billing and Collection Services. The intrastate portion of this total will be determined by applying the rates and charges contained in the applicable NET tariff(s) to the intrastate bill and message volumes./2/ The interstate portion is the remainder after subtracting the intrastate portion from the total. If the number of interstate messages is less than 75% of Client's message volume, then the above rates and charges (excluding the Minimum Charges) shall only apply to Interstate Billing and Collection Services and Intrastate Billing and Collection Services shall be provided to Client in accordance with the rates and charges set forth in the applicable NET tariff(s), unless other-wise agreed to by NET.

B.  Adjustments to Rates and Charges
    ---------------------------------

    In the event that, during the term of this Agreement, the costs assigned to billing and collection services under Part 69 of the Federal Communication Commission's Rules are changed as a result of: (1) a change in the FCC's accounting, separations or access charge rules; (2) a change in federal, state or local tax laws; or (3) any order or change in a rule or regulation of any Court

    ---------

/1/ Manual Adjustment Charge does not apply if NET provides Inquiry Service to Client in accordance with the provisions of Exhibit B attached hereto.

/2/ For purposes of this Agreement, intrastate messages are messages associated with Client End User Customer telephone calls both originating and terminating within a New England State.

*NOT PRESENTLY AVAILABLE
    or federal, state, or local governmental agency having jurisdiction, and the increase or decrease is more than $500,000, determined cumulatively on an annual basis for both NET and New York Telephone combined (the "NYNEX Telephone Companies" or "NTCs"), a surcharge or surcredit may be applied by NET to the rates set forth herein. The surcharge or surcredit which may be applied to Client: (1) shall not exceed Client's proportionate share among customers of NET's billing and collection services of the assigned costs; and (2) will be effective with the date that Client would cease to pay for reassigned costs under the procedure in effect prior to the reassignment of costs (e.g., the date on which the NYNEX Telephone Companies would no longer be permitted to charge such costs under access). In any event the NYNEX Telephone Companies shall be permitted to recover Client's proportionate share of costs reassigned to the billing and collection category from the date such costs are reassigned to the billing and collection category. If it is later determined that such costs should not have been billed to Client because those costs have been recovered elsewhere, Client shall be entitled to a credit plus interest at an annual rate of 18.25 percent. Such credit shall be reflected on the next billing and collection charges bill issued after it is determined that Client is entitled to a credit. NET shall notify Client, in writing, of the effective date of any proposed surcharge or surcredit and, upon request, provide Client with the calculations used to determine the surcharge or surcredit Which shall be auditable under the provisions of Section 12 of the Agreement.

    In the event NET imposes a surcharge upon Client, Client shall have the right to terminate this Agreement, without penalty, provided Client notifies NET in writing within ninety (90) days from the date of NET's written notification to Client of the surcharge. If Client elects to terminate, said termination shall become effective no later than six (6) months from the date of NET's written notification or such longer period as designated by Client and Client shall be responsible for payment of the surcharge if such increase becomes effective prior to termination of service. In the event that the longer period designated by Client extends beyond the term of this Agreement, NET agrees to continue providing billing and collection services to Client for such period under the same terms and conditions and rates and charges, including the surcharge. NET agrees to cooperate fully with Client in the planning and implementation of any transition from NET to Client billing as a result of Client election to terminate this Agreement under this paragraph. If Client does not elect to terminate as provided herein, then the surcharge shall become effective in accordance with the above provisions.

C.  Client Right to Renegotiate
    ---------------------------

    If, at any time during the term of this Agreement, NET offers interLATA telecommunication services beyond those which on the effective date it is able to offer in any local exchange serving area in which NET provides local exchange service, and Client's unable to meet its Minimum Charges obligations substantially due to those next interLATA services, Client shall have the right to renegotiate those obligations for any affected year.

    If, at any time during the term of this Agreement, Client is otherwise unable to meet its Minimum Charges obligations due to NET acts or omissions, Client shall have the right to renegotiate those obligations for any affected year.

D.  Price per Bill
    --------------

    For the purpose of applying this charge, a bill will consist of all pages bearing the same company logo. If NET agrees to bill some of Client's charges under an additional Carrier Identification Code, then Client will pay the rates and charges for those bills issued under the additional Carrier Identification Code. The provision of Billing and Collection Services for Client's additional Carrier Identification Code shall begin on such date as is mutually agreed to by the parties in writing and may be cancelled by Client at any time without penalty.

E.  Price per Message
    -----------------

    The per message charge of $.01 applies to each message in excess of an average of ten (l0) messages per bill. For the purpose of applying this charge, a bill will consist of all pages bearing the same company logo. The formula used to determine the number of chargeable messages to which the per message charge is applied is as follows:

         MONTHLY MESSAGES BILLED - [10 x MONTHLY BILL VOLUME] =
         CHARGEABLE MESSAGES

    If the number of chargeable messages is less than or equal to 0, then no per message charge applies.

F.  Manual Adjustment Charge
    ------------------------

    Client will pay NET $10.00 for each LEC/IC Memo processed by NET for rebilling of Client charges in accordance with Section 8(B).

G.  Minimum Charges
    ---------------

    Client shall pay NET a guaranteed Minimum charge in accordance with the rate schedule listed above. The amounts billed by NET for Intrastate Billing and Collection Service will be applied towards the Minimum Charges. The amount billed to Client each month will be determined using the terms and formula outlined below. In the event NET agrees to provide Billing and Collection Services to Client under an additional Carrier Identification Code, an additional Minimum charge in an amount equal to the monthly minimum charge stated above will apply. The Client will be responsible for this amount only during the length of time that NET provides Billing and Collection for Client.

Defined Terms
- -------------

1.  Monthly Minimums - The Monthly Minimum charges set forth above.
    ----------------

2.  Cumulative Minimums - Sum of the Monthly Minimum charges from the beginning
    -------------------
    of contract up to and including the current month's Monthly Minimum charge.

3.  Monthly Actuals - Billing and Collection charges calculated by applying the
    ---------------
    above per bill and per message charges to the current month's bill and message volumes.

4.  Cumulative Actuals - Sum of the Monthly Actuals from the beginning of the
    ------------------
    contract up to and including the current month's Monthly Actual.

5.  Cumulative Billed Amount - The sum of the Billed Amounts from the beginning
    ------------------------
    of the contract up to and including the current month's Billed Amount.

6.  Billed Amount - The amount billed by NET to Client in a given month for
    -------------
    Billing and Collection Services.

                                                                   Page 4 or 4
Formula
- -------

The Billed Amount in each month shall be the greater of (1) Cumulative Actuals less the previous month's Cumulative Billed Amount, or (2) Cumulative
Minimums less the previous month's Cumulative Billed Amount. The following example demonstrates the application of the above formula.


Example
- -------
         Month                               1        2        3        4        5       6
         -----                              --       --       --       --       --      --
         Minimums (1)                       10       10       10       10       10      10
         Cumulative Minimums (2)            10       20       30       40       50      60
         Actual (3)                          5        8       12       18        5      15
         Cumulative Actuals (4)              5       13       25       43       48      63
         Cumulative Billed (5)              10       20       30       43       50      63
         Billed (6)                         10       10       10       13        7      13


In the event NET provides Billing and Collection Services to Client under an additional Carrier Identification Code, the Billed Amount will be determined separately for those bills issued under each Carrier Identification Code. The amounts billed by NET for Inquiry Service will not be included in the application of the above formula used to determine Client's Billed Amount in each month.

H. Postage Escalator
   -----------------

    In the event that, during the term of this Agreement, the U.S. Postal Service increases the rate for one ounce first class zip sort postage, Client shall pay NET a percentage of any such increases on a per bill basis. This percentage will be based upon the relation of the average number of Client bill page(s) to the total number of pages of an average NET bill including the Client's bill pages. NET shall notify Client in writing of the effective date of any postage increases and, upon request, provide Client with the calculations used to determine same.

                                    EXHIBIT E
                                    ---------

                             PROPRIETARY lNFORMATION
                             -----------------------

I. General
   -------

This is Exhibit E to the Agreement between NET and Client (hereinafter "Parties") for the provision of Interstate Billing and Collection Services. It is recognized by the parties that, in connection with the Interstate Billing and Collection Services to be provided hereunder, NET and Client will have in their possession and control, or provide to the other Party, information in the form of data, reports, computer programs, and other documentation which is proprietary to NET, to Client, to both, to others, and/or which is considered confidential with respect to Client End User Customers (hereinafter designated, "Proprietary Information"). The Parties agree that all such data provided to the other Party shall be treated as Proprietary and held in confidence by the Receiving Party, pursuant to the terms of this Agreement.

II. Handling of Proprietary Information
    -----------------------------------

Except for information not subject to the terms and conditions herein because of its prior disclosure or permitted or consented disclosure as described below, Proprietary Information of one party ("Disclosing Party") that is possessed by the other party ("Receiving Party") shall be treated in accordance with the following terms and conditions:

    A. The Receiving Party shall put in place and strictly enforce (using all of its prerogatives, including dismissal of employees or termination of contracts with its agents or contractors) procedures to ensure that its employees, contractors or agents are aware of and fulfill the obligation under this Exhibit to hold the Disclosing Party's Proprietary Information in confidence.

    B. Proprietary Information described previously shall be held in confidence by the Receiving Party and its employees, contractors or agents, shall be treated with the same degree of care as the Receiving Party would treat its own Proprietary Information, and shall not be disclosed to third persons (but may be disclosed to agents who have a need for it), shall be used for the purposes stated herein, and may be used or disclosed for other purposes only upon such terms and conditions as may be mutually agreed upon by the parties in writing.

    C. Each party acknowledges that a Party's Proprietary Information may be commingled with Proprietary Information of the other party, and accordingly, the Parties shall, to the extent practicable, use good faith efforts to ensure that such Proprietary Information shall be masked or rendered mechanically inaccessible to the other party. However, there may be instances in which efforts to mask or screen such Proprietary Information are impracticable, or in which disclosure is inadvertent. In such instances, the Receiving Party will neither use nor disclose the Proprietary Information, except as required to fulfill its obligations under the Agreement and shall put in place procedures as described above.

    D. Each party agrees to give notice to the other party of any demand to disclose or provide Proprietary Information of said other party to other persons under lawful process prior to disclosing or furnishing such Proprietary Information. The Receiving Party agrees to cooperate, if the Disclosing Party deems it necessary to seek protective arrangements. To avoid the administrative burdens associated with such advance notice of protective arrangements, either party may respond to routine customer requests, legal process or arrangements, either party may respond to routine customer requests, legal process or lawful demand involving the disclosure of Proprietary Information in accordance with mutually agreed upon policies and procedures.

    E. Either party may disclose or provide Proprietary Information of the other party to implement, effect and enforce either Party's tariffs, to comply with the terms and provisions of the Modification of Final Judgment, or to meet the requirements of a court, regulatory body or government agency having jurisdiction over either party. However, the Receiving Party will notify the Disclosing Party so as to give the Disclosing Party a reasonable opportunity to object to such disclosure. The Disclosing Party may not unreasonably withhold approval of protective arrangements provided by any such court, regulatory body or government agency. Nothing in this Exhibit requires either party to support or not support the position of any person or entity on the issue of whether any particular Proprietary Formation is proprietary under applicable law or this Exhibit.

III.    Information Not Subject To Handling Restrictions
        ------------------------------------------------

Information shall not be deemed confidential or proprietary, and the Receiving Party shall have no obligation to prevent disclosure of such information, if such information:

        (a) was previously knows to the Receiving Party free of any obligation to keep confidential, or

        (b) is provided to other parties by the Disclosing Party without restrictions, or

        (c) is or becomes publicly available by other than unauthorized disclosure, or

        (d) is independently developed, produced or generated by the Receiving Park, or

        (e) is approved for release by written authorization of the Disclosing Party.

IV.  Applicability of Statutes, Decisions and Rules
     ----------------------------------------------

A Party's ability to disclose Proprietary Information or use disclosed Proprietary Information is subject to all applicable statutes, decisions, and regulatory rules concerning the disclosure and use of such Proprietary Information which, by their express terms, mandate a different handling of such Proprietary Information.

                                    EXHIBIT F
                                    ---------
                       MESSAGE READY BILL MESSAGE SERVICE
                       ----------------------------------

Subject to the terms and conditions of this Exhibit F and the Agreement for Billing and Collection Services (the "Agreement") of which this Exhibit forms a part, NET shall provide Message Ready Bill Message Service ("MR Bill Message Service") to Client.

1. General Service Description:
   ---------------------------

MR Bill Message Service consists of NET's printing of Client developed Marketing Messages on the Client bill. Client may request that these messages be printed in the Spanish language. Such messages will contain informational or promotional announcements about Client services or about Client sponsored services of third parties. Client may change its messages on a monthly billing cycle basis, beginning on the first day of each calendar month and ending on the last day of the month. The Marketing Message will appear on the first Client page of the NET bill.

2. Number of Messages:
   ------------------

NET will print one (1) Marketing Message per bill.

3. Format:
   ------

Each Marketing Message may contain up to eight (8) lines of text with a maximum of 75 characters (including spacing and punctuation) per line. Client may request bolding and underlining of text.

4. Transmission:
   ------------

Client shall have the right to send up to six (6) different Marketing Messages per month. For each month that Client purchases MR Bill Message Service, NET shall upon request by Client, target messages so that only some Client customers receive them. NET agrees that it will provide targeting, as requested, by:

         a. Client Presubscribed customers versus casual users
         b. State
         c. Class of service
         d. NPA/NXX
         e. Billing Telephone Number ("BTN")
            (BTNs that are to be targeted will be provided by Client by tape.)
         f. Toll usage level
         g. Call type (e.g., operator assisted)
         h. Sampling (every Nth Customer)

With the exception of BTN, NET will provide combinations of up to any three selection criteria at no additional cost to Client. NET agrees to review requests for additional targeting, and if acceptable, provide to Client, on a Time and Cost basis.

5. Review Process:
   --------------

Client shall submit its proposed Marketing Messages to NET at least forty-five
(45) calendar days in advance of the first day of the month during which Client wants the messages to appear. (Fifty-five (55) calendar days in the case of the first Client Marketing Message submitted by Client under this Agreement. Within fifteen (15) calendar days of receipt of the messages, NET shall notify Client whether the messages have been approved. If any messages are not approved, Client must correct the Marketing Message and resubmit same to NET within five (5) days. NET shall review the resubmitted message and notify Client whether the messages have been approved within (10) calendar days thereafter. NET will not include on the Customer's bill any messages that have not been approved by NET at least fifteen (15) days before the beginning of the month during which the Marketing Message is scheduled to appear.

When regulatory or legal orders require implementation in advance of the above stated time frames, NET will extend its best efforts to meet the regulatory or legally ordered implementation date.

NET shall supply Client with a print image copy of the Marketing Message not less than three (3) business days prior to sending Customer bills with the Marketing Message.

6. Message Criteria:
   -----------------

All Marketing Messages must comply with the following criteria:

     - The messages must be consistent with generally accepted industry standards, such as truth in advertising, and standards with regard to content and customer awareness.

     - The message cannot be used to compare Client's services, directly or indirectly, through the use of superlative phrases, to those of other service providers.

     - If the message contains rates, the rates shall have been approved or otherwise permitted to become effective by the appropriate regulatory commission(s).

     - The content of the message may only address telecommunications services provided by Client.

     - The content of the message shall not refer to or imply any direct competition with a service provided by NET.

     - The content of the message can address a generic promotional or informational need of the customer.

     - The content of the message shall not involve any message which is obscene, indecent, or which might otherwise be regarded as generally repugnant.

     - Where the message requests or requires action by the Client End User Customer, the message must contain a telephone number that the customer can utilize for further information regarding the content of the message.

The following are examples of acceptable and unacceptable phrases for a message:


ACCEPTABLE                                UNACCEPTABLE
- ----------                                ------------
Great telephone service                   Greatest telephone service
Low prices                                Lowest prices
XX has reduced rates                      XX has the lowest rates
XX has a fiber optic network              XX has the best fiber optic network
Use XX 3-way calling away                 Use XX 3-way calling all the time
from home or office


NET reserves the right to refuse to print any message which NET, in its sole discretion, determines is not in compliance with the above criteria or which could adversely affect the public image and reputation of NET. NET also reserves the right to discontinue MR Bill Message Service if NET is ordered to do so by any court or governmental agency having jurisdiction, if Client fails to comply with the above message criteria, or if NET, in its sole discretion, determines that continued provision of the service could adversely affect the public image or reputation of NET.

7. Liability:
   ---------

In the event that NET fails to print a Client Marketing Message, NET's total liability to Client shall be limited to a refund of the amount, if any, actually paid by Client to NET for printing such message. In the event NET prints a Client Marketing Message inaccurately and the inaccuracies as printed materially distort and misrepresent the original message, Client shall be entitled to the above refund, or at Client's option: 1) NET will use its best efforts to print a corrected Marketing Message for inclusion in the next bill cycle, and in no event later than the following bill cycle, at no charge to Client; or 2) NET will reimburse Client, pursuant to the procedures set forth in Section 13 (Claims), for reasonable expenses for mailing, e.g. postage and paper, incurred in a customer contact program, as agreed to by NET and Client. Except as provided above, NET shall not otherwise be liable to Client for any loss, cost, claim, injury, liability, or expense, including reasonable attorneys' fees, relating to or arising out of the provision of MR Bill Message Service by NET related to the specific incident, nor shall NET indemnify Client for any Claims brought against Client by any third party, relating to or arising out of the provision of MR Bill Message Service by NET to Client.

8. Conflicts:
   ---------

The provision of MR Bill Message Service as set forth in this Exhibit F is subject to all the terms and conditions set forth in the Agreement. In the event of a conflict between any term and condition set forth in the Agreement and in this Exhibit, the teams of this Exhibit shall control, only to the extent of the actual conflict.

                                    EXHIBIT D
                                  ------------

                                RATES AND CHARGES
                                -----------------

NET's rates and charges for Interstate Billing and Collection Services are as follows:


(1) Price per Bill                                $.86

(2) Price per Message Billed                      $.01 for each message in excess of
                                                  an average of 10 messages per bill

(3) Manual Adjustment Charge                      $10.00 /1/

(4) Minimum Charges:



  Length of Contract                  Annual Minimum            Monthly Minimum
  ------------------                  --------------            ---------------
      *1 year                           $56,011.20                 $4,667.60
      *2 years                          $42.008.40                 $3,500.70
      *3 years                          $28,005.60                 $2,333.80
      MONTHLY                                                      $2,333.80


Each of these charges are explained in further detail below.

A.  Application of Rates to
    Intrastate and Interstate Services
    ----------------------------------

    Provided that interstate messages comprise at least 75% of Client's message volume, the rates and charges set forth above will be used to determine the total amount due for both Intrastate and Interstate Billing and Collection Services. The intrastate portion of this total will be determined by applying the rates and charges contained in the applicable NET tariff(s) to the intrastate bill and message volumes./2/ The interstate portion is the remainder after subtracting the intrastate portion from the total. If the number

    --------------------

/1/ Manual Adjustment Charge does not apply if NET provides Inquiry Service to Client in accordance with the provisions of Exhibit B attached hereto.

/2/ For purposes of this Agreement, intrastate messages are messages associated with Client End User Customer telephone calls both originating and terminating within a New England State.

* NOT PRESENTLY AVAILABLE
        of interstate messages is less than 75% of Client's message volume, then the above rates and charges (excluding the Minimum Charges) shall only apply to Interstate Billing and Collection Services and Intrastate Billing and Collection Services shall be provided to Client in accordance with the rates and charges set forth in the applicable NET tariff(s), unless otherwise agreed to by NET.

B.      Adjustments to Rates and Charges
        --------------------------------

        In the event that, during the term of this Agreement, the costs assigned to billing and collection services under Part 69 of the Federal Communication Commission's Rules are changed as a result of: (1) a change in the FCC's accounting, separations or access charge rules; (2) a change in federal, state or local tax laws; or (3) any order or change in a rule or regulation of any Court or federal, state, or local governmental agency having jurisdiction, and the increase or decrease is more than $500,000, determined cumulatively on an annual basis for both NET and New York Telephone combined (the "NYNEX Telephone Companies" or "NTCs"), a surcharge or surcredit may be applied by NET to the rates set forth herein. The surcharge or surcredit which may be applied to Client:
        (1) shall not exceed Client's proportionate share among customers of NET's billing and collection services of the assigned costs; and (2) will be effective with the date that Client would cease to pay for reassigned costs under the procedure in effect prior to the reassignment of costs (e.g., the date on which the NYNEX Telephone Companies would no
                  ----
        longer be permitted to charge such costs under access). In any event the NYNEX Telephone Companies shall be permitted to recover Client's proportionate share of costs reassigned to the billing and collection category from the date such costs are reassigned to the billing and collection category. If it is later determined that such costs should not have been billed to Client because those costs have been recovered elsewhere, Client shall be entitled to a credit plus interest at an annual rate of 18.25 percent. Such credit shall be reflected on the next billing and collection charges bill issued after it is determined that Client is entitled to a credit. NET shall notify Client, in writing, of the effective date of any proposed surcharge or surcredit and, upon request, provide Client with the calculations used to determine the surcharge or surcredit which shall be auditable under the provisions of Section 12 of the Agreement.

        In the event NET imposes a surcharge upon Client, Client shall have the right to terminate this Agreement, without penalty, provided Client notifies NET in writing within ninety (90) days from the date of NET's written notification to Client of the surcharge. If Client elects to terminate, said termination shall become effective no later than six (6) months from the date of NET's written notification or such longer period as designated by Client and Client shall be responsible for payment of the surcharge if such increase becomes effective prior to termination of service. In the event that the longer period designated by Client extends beyond the term of this Agreement, NET agrees to continue providing billing and collection services to Client for such period under the same terms and conditions and rates and charges, including the surcharge. NET agrees to cooperate fully with Client in the planning and implementation of any transition from NET to Client billing as a result of Client election to terminate this Agreement under this paragraph. If Client does not elect to terminate as provided herein, then the surcharge shall become effective in accordance with the above provisions.

C.      Client Right to Renegotiate
        ---------------------------

        If, at any time during the term of this Agreement, NET offers interLATA telecommunication services beyond those which on the effective date it is able to offer in any local exchange serving area in which NET provides local exchange service, and Client is unable to meet its Minimum Charges obligations substantially due to those new interLATA services, Client shall have the right to renegotiate those obligations for any affected year.

        If, at any time during the term of this Agreement, Client is otherwise unable to meet its Minimum Charges obligations due to NET acts or omissions, Client shall have the right to renegotiate those obligations for any affected year.

                                                                  Page 4 of 6
D.      Price per Bill
        --------------

        For the purpose of applying this charge, a bill will consist of all pages bearing the same company logo. If NET agrees to bill some of Client's charges under an additional Carrier Identification Code, then Client will pay the rates and charges for those bills issued under the additional Carrier Identification Code. The provision of Billing and Collection Services for Client's additional Carrier Identification Code shall begin on such date as is mutually agreed to by the parties in writing and may be cancelled by Client at any time without penalty.

E.      Price Per Message
        -----------------

        The per message charge of $.01 applies to each message in excess of an average of ten (10) messages per bill. For the purpose of applying this charge, a bill will consist of all pages bearing the same company logo. The formula used to determine the number of chargeable messages to which the per message charge is applied is as follows:

        MONTHLY MESSAGES BILLED - [10 x MONTHLY BILL VOLUME] =
        CHARGEABLE MESSAGES

        If the number of chargeable messages is less than or equal to 0, then no per message charge applies.

F.      Manual Adjustment Charge
        ------------------------

        Client will pay NET $10.00 for each LEC/IC Memo processed by NET for rebilling of Client charges in accordance with Section 8(B).

G.      Minimum Charges
        ---------------

        Client shall pay NET a guaranteed Minimum charge in accordance with the rate schedule listed above. The amounts billed by NET for Intrastate Billing and Collection Service will be applied towards the Minimum Charges. The amount billed to Client each month will be determined using the terms and formula outlined below. In the event NET agrees to provide Billing and Collection Services to Client under an additional Carrier Identification Code, an additional Minimum charge in an amount equal to the monthly minimum charge stated above will apply. The Client will be responsible for this amount only during the length of time that NET provides Billing and Collection for Client.

    Defined Terms
    -------------

    1.  Monthly Minimums - The Monthly Minimum charges set forth above.

    2. Cumulative Minimums - Sum of the Monthly Minimum charges from the beginning of contract up to and including the current month's Monthly Minimum charge.

    3. Monthly Actuals - Billing and Collection charges calculated by applying the above per bill and per message charges to the current month's bill and message volumes.

    4. Cumulative Actuals - Sum of the Monthly Actuals from the beginning of the contract up to and including the current month's Monthly Actual.

    5. Cumulative Billed Amount - The sum of the Billed Amounts from the beginning of the contract up to and including the current month's Billed Amount.

    6. Billed Amount - The amount billed by NET to Client in a given month for Billing and Collection Services.

    Formula
    -------

    The Billed Amount in each month shall be the greater of (1) Cumulative Actuals less the previous month's Cumulative Billed Amount, or
    (2) Cumulative Minimums less the previous month is Cumulative Billed Amount. The following example demonstrates the application of the above formula.

    Example
    -------

    MONTH                      1        2       3        4        5        6
    MIN (1)                    10       10      10       10       10       10
    CUM. MIN. (2)              10       20      30       40       50       60
    ACTUAL (3)                  5        8      12       18        5       15
    CUM. ACTUAL (4)             5       13      25       43       48       63
    CUM. BILLED (5)            10       20      30       43       50       63
    BILLED (6)                 10       10      10       13        7       13

In the event NET provides Billing and Collection Services to Client under an additional Carrier Identification Code, the Billed Amount will be determined separately for those bills issued under each Carrier Identification Code. The amounts billed by NET for Inquiry Service will not be included in the application of the above formula used to determine Client's Billed Amount in each month.

H.   Postage Escalator
     -----------------

     In the event that, during the term of this Agreement, the U.S. Postal Service increases the rate for one ounce first class zip sort postage, Client shall pay NET a percentage of any such increases on a per bill basis. This percentage will be based upon the relation of the average number of Client bill page(s) to the total number of pages of an average NET bill including the Client's bill pages. NET shall notify Client in writing of the effective date of any postage increases and, upon request, provide Client with the calculations used to determine same.

                                    EXHIBIT D
                                    ---------

                                RATES AND CHARGES
                                -----------------

NET's rates and charges for Interstate Billing and Collection Services are as follows:


(1) Price per Message Billed                     $.25 for each message


(2) Price per Bill                               $.01


(3) Manual Adjustment Charge                   $10.00/1/


(4) Minimum Charges:



Length of Contract         Annual Minimum        Monthly Minimum
- ------------------         --------------        ---------------
     *1 year                  $56,011.20            $4,667.60
     *2 years                 $42,008.40            $3,500.70
     *3 years                 $28,005.60            $2,333.80
      MONTHLY                                       $2,333.80

Each of these charges are explained in further detail below.

A.      Application of Rates to
        Intrastate and Interstate Services
        ----------------------------------

        Provided that interstate messages comprise at least 75% of Client's message volume, the rates and charges set forth above will be used to determine the total amount due for both Intrastate and Interstate Billing and Collection Services. The intrastate portion of this total will be determined by applying the rates and charges contained in the applicable NET tariff(s) to the intrastate bill and message volumes./2/ The interstate portion is the remainder after subtracting the intrastate portion from the total. If the number

        ---------------------------

  /1/ Manual Adjustment Charge does not apply if NET provides Inquiry Service to Client in accordance with the provisions of Exhibit B attached hereto.

  /2/ For purposes of this Agreement, intrastate messages are messages associated with Client End User Customer telephone calls both originating and terminating within a New England State.

* NOT PRESENTLY AVAILABLE
        of interstate messages is less than 75% of Client's message volume, then the above rates and charges excluding the Minimum Charges) shall only apply to Interstate Billing and Collection Services and Intrastate Billing and Collection Services shall be provided to Client in accordance with the rates and charges set forth in the applicable NET tariff(s), unless otherwise agreed to by NET.

     B.      Adjustments to Rates and Charges
             --------------------------------

        In the event that, during the term of this Agreement, the costs assigned to billing and collection services under Part 69 of the Federal Communication Commissioners Rules are changed as a result of: (1) a change in the FCC's accounting, separations or access charge rules; (2) a change in federal, state or local tax laws; or (3) any order or change in a rule or regulation of any Court or federal, state, or local governmental agency having jurisdiction, and the increase or decrease is more than $500,000, determined cumulatively on an annual basis for both NET and New York Telephone combined (the "NYNEX Telephone Companies" or "NTCs"), a surcharge or surcredit may be applied by NET to the rates set forth herein. The surcharge or surcredit which may be applied to
        Client: (1) shall not exceed Client's proportionate share among customers of NET's billing and collection services of the assigned costs; and (2) will be effective with the date that Client would cease to pay for reassigned costs under the procedure in effect prior to the reassignment of costs (e.g., the date on which the NYNEX Telephone Companies would no longer be permitted to charge such costs under access). In any event the NYNEX Telephone Companies shall be permitted to recover Client's proportionate share of costs reassigned to the billing and collection category from the date such costs are reassigned to the billing and collection category. If it is later determined that such costs should not have been billed to Client because those costs have been recovered elsewhere, Client shall be entitled to a credit plus interest at an annual rate of 18.25 percent. Such credit shall be reflected on the next billing and collection charges bill issued after it is determined that Client is entitled to a credit. NET shall notify Client, in writing, of the effective date of any proposed surcharge or surcredit and, upon request, provide Client with the calculations used to determine the surcharge or surcredit which shall be auditable under the provisions of Section 12 of the Agreement.

        In the event NET imposes a surcharge upon Client, Client shall have the right to terminate this Agreement, without penalty, provided Client notifies NET in writing within ninety (90) days from the date of NET's written notification to Client of the surcharge. If Client elects to terminate, said termination shall become effective no later than six (6) months from the date of NET's written notification or such longer period as designated by Client and Client shall be responsible for payment of the surcharge if such increase becomes effective prior to termination of service. In the event that the longer period designated by Client extends beyond the term of this Agreement, NET agrees to continue providing billing and collection services to Client for such period under the same terms and conditions and rates and charges, including the surcharge. NET agrees to cooperate fully with Client in the planning and implementation of any transition from NET to Client billing as a result of Client election to terminate this Agreement under this paragraph. If Client does not elect to terminate as provided herein, then the surcharge shall become effective in accordance with the above provisions.

C.      Client Right to Renegotiate
        ---------------------------

        If, at any time during the term of this Agreement, NET offers interLATA telecommunication services beyond those which on the effective date it is able to offer in any local exchange serving area in which NET provides local exchange service, and Client is unable to meet its Minimum Charges obligations substantially due to those new interLATA services, Client shall have the right to renegotiate those obligations for any affected year.

        If, at any time during the term of this Agreement, Client is otherwise unable to meet its Minimum Charges obligations due to NET acts or omissions, Client shall have the right to renegotiate those obligations for any affected year.

D.      Price per Message
        -----------------

        The per message charge of $.25 applies to each message billed.

E.      Price per Bill
        --------------

        For the purpose of applying this charge, a bill will consist of all pages bearing the same company logo. If NET agrees to bill some of Client's charges under an additional Carrier Identification Code, then Client will pay the rates and charges for those bills issued under the additional Carrier Identification Code. The provision of Billing and Collection Services for Client's additional Carrier Identification Code shall begin on such date as is mutually agreed to by the parties in writing and may be cancelled by Client at any time without penalty.

F.      Manual Adjustment Charge
        ------------------------

        Client will pay NET $10.00 for each LEC/IC Memo processed by NET for rebilling of Client charges in accordance with Section 8(B).

G.      Minimum Charges
        ---------------

        Client shall pay NET a guaranteed Minimum charge in accordance with the rate schedule listed above. The amounts billed by NET for Intrastate Billing and Collection Service will be applied towards the Minimum Charges. The amount billed to Client each month will be determined using the terms and formula outlined below. In the event NET agrees to provide Billing and Collection Services to Client under an additional Carrier Identification Code, an additional Minimum charge in an amount equal to the monthly minimum charge stated above, will apply. The
        Client will be responsible for this amount only during the length of time that NET provides Billing and Collection for Client.

Defined Terms
- -------------


1.       Monthly Minimums - The Monthly Minimum charges set forth above.

2. Cumulative Minimums - Sum of the Monthly Minimum charges from the beginning of contract up to and including the current month's Monthly Minimum charge.

 3. Monthly Actuals - Billing and Collection charges calculated by applying the above per bill and per message charges to the current month's bill and message volumes.

 4. Cumulative Actuals - Sum of the Monthly Actuals from the beginning of the contract up to and including the current month's Monthly Actual.

 5. Cumulative Billed Amount - The sum of the Billed Amounts from the beginning of the contract up to and including the current month's Billed Amount.

 6. Billed Amount - The amount billed by NET to Client in a given month for Billing and Collection Services.

Formula
- -------

The Billed Amount in each month shall be the greater of (1) Cumulative Actuals less the previous month's Cumulative Billed Amount, or (2) Cumulative Minimums less the previous month's Cumulative Billed Amount. The following example demonstrates the application of the above formula.


Example
- -------
MONTH                       1        2       3        4        5        6
MIN. (1)                   10       10      10       10       10       10
CUM. MIN. (2)              10       20      30       40       50       60
ACTUAL (3)                  5        8      12       18        5       15
CUM. ACTUAL (4)             5       13      25       43       48       63
CUM. BILLED (5)            10       20      30       43       50       63
BILLED (6)                 10       10      10       13        7       13


In the event NET provides Billing and Collection services to Client under an additional Carrier Identification Code, the Billed Amount will be determined separately for those bills issued under each Carrier Identification Code. The amounts billed by NET for Inquiry Service will not be included in the application of the above formula used to determine Client's Billed Amount in each month.

H.      Postage Escalator
        -----------------

        In the event that, during the term of this Agreement, the U. S. Postal Service increases the rate for one ounce of first class zip sort postage, Client shall pay NET a percentage of any such increases on a per bill basis. This percentage will be based upon the relation of the average number of Client bill page(s) to the total number of pages of an average NET bill including the Client's bill pages. NET shall notify Client in writing of the effective date of any postage increases and, upon request, provide Client with the calculations used to determine same.